Exhibit 10.2

Execution Version

$750,000,000

364-DAY REVOLVING CREDIT AGREEMENT

Dated as of June 28, 2018

Among

KKR CAPITAL MARKETS HOLDINGS L.P.,
KKR CORPORATE LENDING LLC,
KKR CORPORATE LENDING (CA) LLC
KKR CORPORATE LENDING (TN) LLC
and
KKR CORPORATE LENDING (UK) LLC
as Borrowers,

THE LENDERS PARTY HERETO

and

MIZUHO BANK, LTD.,
as Administrative Agent

MIZUHO BANK, LTD.,
as Sole Lead Arranger and Sole Bookrunner

i

SECTION 9.14.	Headings	82
SECTION 9.15.	USA PATRIOT Act	82
SECTION 9.16.	Judgment Currency	82
SECTION 9.17.	European Monetary Union	82

ANNEXES

Annex A	Pricing Grid

SCHEDULES

Schedule I	Lenders and Commitments
Schedule II	Mandatory Cost Rate
Schedule III	Subsidiaries

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Guarantee and Security Agreement
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Assignment and Assumption
Exhibit E-1	Form of Tax Statement for Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-2	Form of Tax Statement for Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-3	Form of Tax Statement for Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-4	Form of Tax Statement for Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes

364-DAY REVOLVING CREDIT AGREEMENT dated as of June 28, 2018 (as further amended or otherwise modified from time to time, this “Agreement”) among KKR CAPITAL MARKETS HOLDINGS L.P., a Delaware limited partnership (“KCMH”), KKR CORPORATE LENDING LLC, a Delaware limited liability company (“KCL U.S.”), KKR CORPORATE LENDING (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR CORPORATE LENDING (TN) LLC, a Delaware limited liability company (“KCL T.N.”) and KKR CORPORATE LENDING (UK) LLC, a Delaware limited liability company (“KCL U.K.”; KCMH, KCL U.S., KCL C.A., KCL T.N. and KCL U.K. are collectively referred to herein as the “Borrowers” and individually sometimes as a “Borrower”), each of the Lenders (as defined below), and MIZUHO BANK, LTD., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the parties hereto hereby agree, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“ABR” means a fluctuating interest rate per annum which shall at any time be the higher of:

(a)           the rate of interest established by the Administrative Agent as its “prime rate” in effect at its principal office in New York, New York; and

(b)          1/2 of 1.00% per annum above the Federal Funds Rate.

The “prime rate” is a rate established by MHCB based upon various factors including MHCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate established by MHCB shall take effect at the opening of business on the day specified by MHCB of such change.

“ABR Loan” means, at any time, a Loan which bears interest at rates based upon the ABR.

“Administrative Agent” has the meaning specified in the introduction hereto.

“Administrative Agent’s Account” means, with respect to any Currency, the account of the Administrative Agent for such Currency most recently designated by it as such by notice to KCMH and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with such specified Person.

“Aggregate Borrowing Availability” means, at any time, the Aggregate Facility Amount at such time minus the Total Credit Exposure at such time.

“Aggregate Facility Amount” means, at any time, the aggregate amount of the Commitments then in effect.  The initial Aggregate Facility Amount is $750,000,000.

“Allocable Amount” has the meaning specified in Section 2.06(b).

“Alternate Currency” means the Euro, British Pounds Sterling and any other currency acceptable to the Lenders that is freely convertible into Dollars and available to be borrowed in the interbank market in London or the Principal Financial Center for such currency, so long as no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit the use of such currency by any Lender for making any Loan hereunder and/or permit a Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternate Currency Equivalent” means, on any date, with respect to any amount denominated in a given currency, the amount of Alternate Currency that would be required to purchase such amount of such given currency at or about 11:00 a.m., Local Time, on such date, for delivery two Business Days later, as determined by the Administrative Agent on the basis of the spot selling rate for the offering of such given currency for Alternate Currency in the Principal Financial Center for the applicable given currency, all determinations thereof by the Administrative Agent to be conclusive and binding on the parties in the absence of manifest error.

“Applicable Lending Office” means, with respect to any Lender, such Lender’s Domestic Lending Office in the case of an ABR Loan and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Loan.

“Applicable Margin” has the meaning specified in Annex A.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section  9.06(b)) and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability Period” means the period from the Closing Date until the earlier of (a) the Commitment Termination Date and (b) the date of termination of the Commitments.

“Borrowers” and “Borrower” have the respective meanings specified in the heading hereof.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by the Lenders to a Borrower pursuant to Section 2.01.

“Broker-Dealer Subsidiary” means each of KCM U.K., KCM U.S., KCM Asia, KCM Japan and any other direct or indirect broker-dealer Subsidiary of KCMH.

“Business Day” means (a) a day on which commercial banks are not authorized by law or required to close in New York City, (b) if such day relates to a Eurocurrency Loan denominated in Dollars, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market, (c) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for a Eurocurrency Loan denominated in an Alternate Currency (other than Euros), or a notice with respect thereto, that is also a day on which commercial banks and foreign exchange markets settle payments in the Principal Financial Center for such Currency, and (d) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for, a Eurocurrency Loan denominated in Euros, or a notice with respect thereto, that is also a Target Operating Day (as defined in Section 9.17).

“Capital Lease Obligations” of a Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that the adoption or issuance of any accounting standards after the Closing Date will not cause any obligations under any lease that were not or would not have been Capital Lease Obligations prior to such adoption or issuance to be deemed Capital Lease Obligations.

“Cash Equivalents” means:

(a)          securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b)          securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)          commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)          commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)          domestic and LIBOR certificates of deposit or bankers’ acceptances, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service), maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $200,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(f)           repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g)          marketable short-term money market and similar funds having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h)          shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)           in the case of any non-U.S. organized Subsidiary or investment made in a country outside the United States, other customarily utilized high-quality investment in the country where such non-U.S. organized Subsidiary is located or in which such investment is made and of a type analogous to the foregoing.

“Change in Law” means the occurrence, after the date of this Agreement, of the adoption of any law, rule, regulation or treaty, or of any change in applicable law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority having jurisdiction or the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided further, that any increased costs associated with a Change in Law based on the foregoing clauses (a) and/or (b) may only be imposed to the extent the relevant Lender or Issuing Lender, as applicable, imposes the same charges generally on other similarly situated borrowers under comparable credit facilities.

“Change of Control” means, and shall be deemed to have occurred if, (a) KKR and/or its Affiliates shall at any time not own, directly or indirectly, beneficially and of record, (i) more than 50% of the voting power of the outstanding Voting Shares of KCMH and (ii) at least 25% of the outstanding Equity Interests of KCMH; (b) KCMH shall at any time not own, directly or indirectly, beneficially and of record, more than 50% of the voting power of the outstanding Voting Shares of KCM U.S., KCM U.K. or KCM Asia; or (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of KCMH cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iv) who are employees, partners, members, directors or officers of KKR or its Affiliates.

“Closing Date” means June 28, 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the Guarantee and Security Agreement.

“Commitment” means, as to each Lender, the commitment of such Lender to make Loans to the Borrowers under Section 2.01(a)(i) and purchase participations in L/C Exposure in an aggregate amount at any one time outstanding up to the amount set forth opposite such Lender’s name on Schedule I or, if such Lender has entered into an Assignment and Assumption, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.04(b).

“Commitment Percentage” means, with respect to any Lender, at any time, the percentage of the Aggregate Facility Amount represented by such Lender’s Commitment; provided, that if the Commitments have terminated or expired, the Commitment Percentages shall equal the percentage of aggregate outstanding Loans and L/C Exposure held by such Lender and if there is no outstanding Loans and L/C Exposure, the Commitment Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Commitment Termination Date” means the date 364 days after the Closing Date, provided that if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

“Continuation”, “Continue” and “Continued” refer to a continuation of Eurocurrency Loans from one Interest Period to the next Interest Period pursuant to Section  3.05(b).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 3.04 or Section 3.05.

“Cure Right” has the meaning specified in Section 7.02.

“Currencies” means, collectively, Dollars and the Alternate Currencies.

“Debt to Equity Ratio” means, as of any date of determination, the ratio of Total Debt to Total Equity.

“Default” means any event or condition that constitutes an Event of Default or that, with notice or lapse of time or both, would become an Event of Default.

“Defaulting Lender” means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the requesting Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified KCMH, the Administrative Agent or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or KCMH, to confirm in writing to the Administrative Agent and KCMH that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and KCMH), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization or similar law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to KCMH, the Issuing Lender and each Lender.

“Designated Entity” means at any time, any corporation, partnership, limited liability company or other entity formed or acquired after the Closing Date that is not a Borrower and of which at least a majority but less than 100% of the Voting Shares are at the time directly or indirectly owned or controlled by KCMH or one or more Subsidiaries of KCMH, which has been designated in a written notice from KCMH to the Administrative Agent as a Designated Entity; provided that at the time of such designation (a) no Default or Event of Default would result from such designation and (b) after giving pro forma effect to such designation the Debt to Equity Ratio is less than or equal to * to 1.00.  KCMH may, by written notice to the Administrative Agent, de-designate any Designated Entity and thereafter such entity shall not longer constitute a Designated Entity, but only if (a) no Default or Event of Default would result from such de-designation and (b) after giving pro forma effect to such de-designation the Debt to Equity Ratio is less than or equal to * to 1.00; provided further that notwithstanding the foregoing, KKR-MM Vector GP LLC, KKR-MM Vector L.P., Merchant Capital Solutions LLC, MCS Corporate Lending LLC, MCS Capital Markets LLC, any entity formed for the purpose of acting in an administrative or other agency roles in respect of financings (with written notice thereof provided by KCMH to the Administrative Agent) and any of their respective direct or indirect subsidiaries, now existing or hereafter formed, shall each be deemed a Designated Entity (unless otherwise de-designated by KCMH in accordance with this definition).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests other than Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests other than Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d) above, prior to the date that is ninety‑one days after the Commitment Termination Date.

*Material omitted and separately filed with the Commission under an application for confidential treatment.

“Dollar Equivalent” means, on any date, with respect to any amount denominated in an Alternate Currency, the amount of Dollars that would be required to purchase such amount of such Alternate Currency at or about 11:00 a.m., Local Time, on such date, for delivery two Business Days later, as determined by the Administrative Agent on the basis of the spot selling rate for the offering of such Alternate Currency for Dollars in the Principal Financial Center for the applicable Alternate Currency, all determinations thereof by the Administrative Agent to be conclusive and binding on the parties in the absence of manifest error.

“Dollars” and “$” refers to lawful money of the United States.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to KCMH and the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent and the Issuing Lender and, unless an Event of Default of the kind referred to in Section 7.01(a), 7.01(b), 7.01(g) or 7.01(h) has occurred and is continuing, by KCMH (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, assignments to any private equity fund, hedge fund or other similar investment vehicle shall require the consent of KCMH in its sole discretion.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company (including any securities convertible or exchangeable for such stock or interests), beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than those events for which the 30‑day notice period is waived pursuant to Department of Labor Reg. Section 4043 as in effect on the date hereof); (b) the failure of any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section

412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“Euro” has the meaning specified in Section 9.17.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to KCMH and the Administrative Agent.

“Eurocurrency Loan” means, at any time, a Loan which bears interest at rates based upon the Eurocurrency Rate.

“Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Loan denominated in a particular Currency comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum for deposits in such Currency having a maturity closest to such Interest Period which appears on the relevant Screen Page as of 11:00 a.m., London time, on the day two Business Days prior to the first day of such Interest Period; provided, that, if such rate does not appear on the relevant Screen Page for such Interest Period, the Eurocurrency Rate for that Interest Period will be based on the rate at which deposits in such Currency having a maturity closest to such Interest Period are offered by the principal London office of the Administrative Agent at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market in a principal amount of $5,000,000 (or, in the case of a Eurocurrency Loan denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency); provided further, that the Eurocurrency Rate for any Eurocurrency Loan denominated in an Alternate Currency that is loaned by a Lender from an office in the United Kingdom for any Interest Period shall be the sum of (a) the rate referred to above plus (b) the MCR Cost.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to any recipient of any payment to be made by or on such recipient’s account of any obligation of the Borrowers hereunder to the Administrative Agent and each Lender, Taxes (a) imposed on or measured by its overall net income (however denominated), franchise Taxes and branch profit Taxes, in each case,  imposed by a jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such recipient and the jurisdiction (or political subdivision thereof) imposing such tax (other than any such connection arising solely as a result of such recipient having executed , delivered or performed its obligations under or received a payment pursuant to this Agreement), (b) that are attributable to such recipient’s failure to comply with the requirements of paragraph (e) or (f) of Section 3.11, (c) that are withholding taxes imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement, except to the extent that such recipient’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 3.11(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.

 “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any law, regulation, rule, promulgation, or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Finance Subsidiary” means KCL U.K., KCL U.S., KCL C.A., KCL T.N., KCL Cayman and any other direct or indirect Subsidiary of KCMH formed for the purpose of  providing financing in KCMH’s financing business.

“Finance Subsidiary Debt” means Indebtedness under any warehouse credit facility or other similar line of credit entered into for the purpose of funding Indebtedness originated or extended by any Finance Subsidiary.

“Financial Officer” means the chief financial officer, principal financial officer, treasurer, controller or a director of a Borrower.

“FINRA”  means the Financial Industry Regulatory Authority, or any other Self Regulatory Organization that succeeds to the functions thereof.

“Five-Year Credit Agreement” means that certain Second Amended and Restated 5-Year Revolving Credit Agreement dated March 30, 2016 among KCMH, KCL U.S., KCL, U.K., MHCB as administrative agent and the lenders party thereto, as from time to time further amended, modified or supplemented.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“General Partner” means KKR Capital Markets Holdings GP LLC, a Delaware limited liability company.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or to advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (or, if such Guarantee is limited by its terms to a lesser amount, such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee and Security Agreement” means the Guaranty and Security Agreement dated as of June 28, 2018 among the Obligors and the Administrative Agent in substantially the form of Exhibit B, as from time to time amended, modified or supplemented.

“Guarantors” means, at any time, collectively, those Subsidiaries of KCMH that are parties to the Guarantee and Security Agreement.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other derivative transaction.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all direct obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) the principal component of all Capital Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (g) without duplication, all Guarantees by such Person of Indebtedness of others and (h) all obligations of such Person in respect of Disqualified Equity Interests, provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of Indebtedness of any Person for purposes of clause (d) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Intercreditor Agreement” means that certain First Lien Intercreditor Agreement dated June 28, 2018, among the Administrative Agent, the administrative agent in respect of the Five-Year Credit Agreement, the other parties thereto from time to time and acknowledged by the Obligors.

“Interest Period” means, for any Eurocurrency Loan, the period beginning on the date such Eurocurrency Loan is made, or Continued or Converted from an ABR Loan, and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period therefor and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each Interest Period shall be one month, or if agreed by the Administrative Agent, two, three or six months (or if available to all relevant Lenders, nine or twelve months), as the Borrower may select by notice to the Administrative Agent no later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to such nine‑ or twelve‑month periods, fourth Business Day) prior to the first day of such Interest Period.

Notwithstanding the foregoing:

(w)         if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date,

(x)          each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, unless such next succeeding Business Day would fall in the succeeding month, in which case such Interest Period shall end on the next preceding Business Day,

(y)          each Interest Period that commences on the last day of a month (or on any day for which there is no numerically corresponding day in the appropriate subsequent month) shall end on the last Business Day of the appropriate subsequent calendar month, and

(z)           Interest Periods commencing on the same day for Eurocurrency Loans comprising part of the same Borrowing shall be of the same duration.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Issuing Lender” means MHCB, and/or any other Lender from time to time designated as an Issuing Lender in a writing signed by such Lender, KCMH and the Administrative Agent (MHCB and such other Lender being collectively referred to herein as the “Issuing Lender” unless the context otherwise requires).

“KCL Cayman” means KKR Corporate Lending (Cayman) Ltd., a Cayman limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCL C.A.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL T.N.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL U.K.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL U.S.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCMH” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCM Asia” means KKR Capital Markets Asia Limited, a Hong Kong limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM Group Entity” means KCMH and any entity in which KCMH, directly or indirectly, owns an Equity Interest.

“KCM Japan” means KKR Capital Markets Japan Holdings LLC, a Delaware limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM U.S.” means KKR Capital Markets LLC, a Delaware limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM U.K.” means KKR Capital Markets Limited, a United Kingdom limited liability company, and includes any successor thereto in accordance with this Agreement.

“KKR” means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and includes any successor thereto in accordance with this Agreement.

“L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) the aggregate amount of unreimbursed L/C Payments under all outstanding Letters of Credit (or, if applicable with respect to clauses (a) and (b), the Dollar Equivalent thereof).

“L/C Payment” means a payment by an Issuing Lender of a draft or demand drawn under a Letter of Credit.

“L/C Reimbursement Obligation” means the obligation of a Borrower to reimburse an Issuing Lender for an L/C Payment pursuant to Section 2.02(d)(ii).

“L/C Related Documents” has the meaning specified in Section 2.02(c)(i).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.

“Lead Arranger” means MHCB, in its capacity as sole lead arranger and sole bookrunner.

“Lender” means each bank or other financial institution listed on the signature pages hereof and each Person that shall become a party hereto pursuant to 9.06.

“Letter of Credit” has the meaning specified in Section 2.02(a)(i).

“Letter of Credit Facility Amount” means the lesser of (a) $0 and (b) the Aggregate Facility Amount.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01(a)(i).

“Loan Documents” means, collectively, this Agreement, the Notes, the Guarantee and Security Agreement and the Intercreditor Agreement.

“Local Time” means (a) with respect to any Loan denominated or any payment to be made in Dollars, New York time, and (b) with respect to any Eurocurrency Loan denominated or any payment to be made in an Alternate Currency, the local time in the Principal Financial Center for such Alternate Currency.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Majority Lenders” means, at any time, (a) Lenders holding more than 50% of the Commitments, or (b) if the Commitments have terminated or expired, Lenders having collectively more than 50% of the sum of (i) aggregate amount of the unpaid principal amount of the Loans and (ii) L/C Exposure (computed at any time, in the case of Loans and L/C Exposure denominated in an Alternate Currency, as the Dollar Equivalent thereof as determined by the Administrative Agent); provided that the unused Commitment of, and the portion of the Total Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, properties or operations of KCMH and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its material obligations under any Loan Document or (c) the material rights and remedies of, or benefits available, to the Administrative Agent or the Lenders under any Loan Document.

“Material Domestic Subsidiary” means any Domestic Subsidiary that is a Material Subsidiary.

“Material Foreign Subsidiary” means any Foreign Subsidiary (inclusive of its Subsidiaries) that, as of the last day of the fiscal quarter of KCMH most recently ended for which financial statements have been delivered pursuant to Section 6.01(a)(i) or (ii), (a) generated over 25% of consolidated revenues of KCMH and its Subsidiaries for the period of two years ended at the end of such fiscal quarter or (b) to which more than $* of the Aggregate Facility Amount has been funded as of such date and has been funded for the period of six months immediately preceding such date.

“Material Indebtedness” means Indebtedness of the type described in clause (a) of the definition thereof issued or incurred under any agreement or instrument in an aggregate outstanding principal amount of $* or more.

“Material Subsidiary” means any Subsidiary that constitutes a “significant subsidiary” as defined under Regulation S-X promulgated by the SEC, as in effect from time to time; provided that each of KCM U.S. and KCM U.K. shall be a Material Subsidiary.

“MCR Cost” means, with respect to any Lender, in connection with Loans, if any, denominated in an Alternate Currency that are loaned by a Lender from an office in the United Kingdom, the cost imputed to such Lender of compliance with the Mandatory Cost Rate requirements of the Bank of England during the relevant period, determined in accordance with Schedule II hereto.

“MHCB” means Mizuho Bank, Ltd. or any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

 “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” has the meaning specified in Section 3.11(e).

“Note” has the meaning specified in Section 2.01(e).

“Notice of Borrowing” has the meaning specified in Section 2.01(b)(ii).

*Material omitted and separately filed with the Commission under an application for confidential treatment.

“Notice of Issuance” has the meaning specified in Section 2.02(c)(i).

“Obligations” means (a) all obligations of the Borrowers under the Loan Documents to pay the principal of and interest on the Loans and the L/C Reimbursement Obligations and all fees, premiums, costs, expenses, indemnification payments and other amounts or obligations whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Secured Creditors arising under, out of, or in connection with the Loan Documents and all obligations of the Borrowers to any Lender (or any Affiliate thereof) under any Hedging Agreement and (b) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case with respect to any Obligor under the United States Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).

“Obligors” means, collectively, the Borrowers and the Guarantors.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” has the meaning specified in Section 9.06(d).

“Patriot Act” has the meaning specified in Section 9.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a)          Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)          Liens in respect of property or assets of KCMH or any of its Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)          Liens arising from judgments or decrees in circumstances not constituting an Event of Default under 7.01(j);

(d)          Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)          ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f)          easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of KCMH and its Subsidiaries, taken as a whole;

(g)          any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)          leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of KCMH and its Subsidiaries, taken as a whole;

(j)          Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(k)          Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts, brokerage accounts or commodities accounts of KCMH and its Subsidiaries held at such banks or financial institutions, including any accounts maintained with any clearing or settlement bank or other financial institution; and

(l)           any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of KCMH and its Subsidiaries, taken as a whole.

“Permitted Subordinated Debt” shall mean senior subordinated notes, or other senior subordinated Indebtedness, issued by a Borrower or any Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to a date 91 days after Commitment Termination Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) provide for customary subordination to the obligations of the Obligors under the Loan Documents, (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to KCMH and its Subsidiaries than those herein; provided that a certificate of a Financial Officer of KCMH is delivered to the Administrative Agent at least seven Business Days

(or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that KCMH has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies KCMH within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of KCMH (other than a Guarantor) is an obligor and (d) after giving pro forma effect to the issuance thereof, KCMH shall be in compliance with the financial covenant set forth in Section 6.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Equity” has the meaning specified in the Guarantee and Security Agreement.

“Principal Financial Center” means, for any Currency, the principal financial center in the country of issue of such Currency, as reasonably determined by the Administrative Agent.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Register” has the meaning specified in Section 9.06(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as from time to time amended, modified or supplemented.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent Person thereof).

“Rule 15c3-1” means Rule 15c3-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act (17 CFR 240, 15c3-1), as from time to time amended, modified or supplemented, or such other rule or regulation of the SEC which replaces Rule 15c3-1.

“S&P” means Standard & Poor’s Rating Services or any successor thereto.

“Screen Page” means the Reuters Page LIBOR01 or such other Reuters screen page displaying interbank offered rates for the applicable Currency.  If at least two relevant rates appear on said page with respect to an Interest Period, the Eurocurrency Rate for that Interest Period will be based upon the arithmetic mean of such rates.

“Secured Creditors” means, collectively, the Lenders (including each Issuing Lender) and the Administrative Agent, any other holder from time to time of any of the Obligations and, in each case, their respective successors and assigns.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to the principal functions thereof.

“Self Regulatory Organization” has the meaning assigned to such term in Section 3(a)(26) of the Exchange Act.

“SIPA” means the Securities Investor Protection Act of 1970, as from time to time amended, modified or supplemented.

“SIPC” means the Securities Investor Protection Corporation established pursuant to SIPA or any other corporation succeeding to the principal functions thereof.

“Solvent” and “Solvency” mean, with respect to any Person, that as of the Closing Date, (a) (i) the sum of such Person’s debts (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subordinated Indebtedness” means any Permitted Subordinated Debt or any other Indebtedness the terms of which provide for customary subordination in right of payment to the obligations of a Borrower or any of its Subsidiaries, as applicable, under this Agreement and the other Loan Documents.

“Subsidiary” means, at any time, any corporation, partnership, limited liability company or other entity of which at least a majority of the Voting Shares are at the time directly or indirectly owned or controlled by KCMH or one or more Subsidiaries of KCMH; provided that no Designated Entity shall be a Subsidiary.

“Support Payment” has the meaning specified in Section 2.06(a).

“Taxes” means all present and future taxes, duties, levies, imposts, deductions, charges or withholdings or similar charges, with respect to any amount payable on or in respect of any Loan Document, Loans, Notes or Letters of Credit, and all interest, penalties and similar amounts with respect thereto, now or thereafter imposed, assessed, levied or collected by any jurisdiction from which any amount payable under the Loan Documents is paid, or any political subdivision or taxing authority thereof or therein, or any organization or federation of which any of the foregoing may be a member or associated.

“Total Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans (being the Dollar Equivalent thereof in the case of Eurocurrency Loans denominated in an Alternate Currency) plus (b) the aggregate outstanding L/C Exposure.

“Total Debt” means, at any date, (a) all Indebtedness of the types described in clause (a), clause (c) (but, in the case of clause (c), only to the extent of any unreimbursed drawings under any letter of credit) and clause (e) of the definition thereof actually owing by KCMH and/or its Subsidiaries on such date to the extent appearing on the consolidated balance sheet of KCMH determined in accordance with GAAP (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash and Cash Equivalents included on the consolidated balance sheet of KCMH as at such date to the extent the use thereof for application to the payment of Indebtedness is not prohibited by law or any contract to which KCMH or any Subsidiary is a party; provided that for the purposes of this definition, Indebtedness shall not include (i) any Finance Subsidiary Debt, (ii) any liabilities includable solely based on the application of FAS 140 or FIN-46(R) and (iii) any Indebtedness of any Designated Entity.

“Total Equity” means, as of any date of determination, (a) KCMH’s consolidated partners’ capital (or stockholders’ equity, as the case may be) measured on a GAAP basis, minus (b) the sum of (i) any declared but unpaid distribution or dividend to KCMH’s general or limited partners (or any other equity holders) and (ii) any loans or advances made to KCMH’s general or limited partners (or any other equity holders); provided that Total Equity shall not include KCMH’s partners’ capital (or stockholders’ equity, as the case may be) attributable to any Designated Entity.

“Type” refers to whether a Loan is an ABR Loan or a Eurocurrency Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” or “U.S.” means the United States of America.

“Voting Shares” means, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors, or other individuals performing similar functions, of such Person under ordinary circumstances.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.  The words “include”, “includes” and “including” shall be deemed in each case to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed in each case as referring to such agreement, instrument or other document as from time to time amended, modified or supplemented, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed in each case to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import shall be construed in each case to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  For the avoidance of doubt, references in Articles VIII and IX to the Lenders shall include in each case the Issuing Lender, unless the context otherwise requires.

SECTION 1.03.  Accounting Terms; GAAP; Calculation of Debt to Equity Ratio.

(a)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;

provided that if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)          Calculation of the Debt to Equity Ratio shall be based on relevant information in the financial statements and asset schedules delivered pursuant to Sections 6.01(a)(i), (ii) and (vi) giving pro forma effect to such information where appropriate; provided that the amount of Total Debt shall be the amount outstanding as of the date of determination after giving effect to the incurrence of any Indebtedness on such date of determination.

ARTICLE II

THE COMMITMENTS

SECTION 2.01.  The Loans.

(a)          (i)           Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make loans to the Borrowers under this Section 2.01(a)(i) (each, a “Loan”) from time to time on any Business Day during the Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding the Commitment of such Lender and, as to all Lenders and all Borrowers, in an aggregate principal amount at any one time outstanding up to but not exceeding the Aggregate Borrowing Availability (or the Alternate Currency Equivalent thereof).

(ii)          ABR Loans shall be denominated in Dollars, and Eurocurrency Loans may be denominated in Dollars or one or more Alternate Currencies.

(iii)          Anything in this Agreement to the contrary notwithstanding, the Total Credit Exposure shall not at any time exceed the then Aggregate Facility Amount.

(iv)         Within such limits, the Borrowers may from time to time borrow under this Section 2.01, prepay Loans in whole or in part pursuant to Section 3.06(a) and reborrow under this Section 2.01.

(v)         The Borrowers shall be co-borrowers with respect to each Borrowing, and shall be jointly and severally liable for all obligations and liabilities with respect thereto in accordance with Sections 2.05 and 2.06.

(b)          Borrowing Procedure.  (i)  Each Borrowing shall be in a minimum amount of $5,000,000 in the case of a Borrowing of Eurocurrency Loans, or $1,000,000, in the case of a Borrowing of ABR Loans, or in each case an integral multiple of $1,000,000 in excess thereof

(or, in the case of a Borrowing denominated in an Alternate Currency, the Alternate Currency Equivalent thereof, rounded to the nearest 1,000 units of such Alternate Currency), and shall be made on notice by the requesting Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, two, three or six months, fourth Business Day) prior to the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Loans or not later than 11:00 a.m. (New York time) on the date of such Borrowing in the case of a Borrowing consisting of ABR Loans, and the Administrative Agent shall give each Lender prompt notice thereof.

(ii)          Each such notice of a Borrowing (a “Notice of Borrowing”) shall be irrevocable and binding on the Borrowers and shall be in substantially the form of Exhibit C, specifying therein the requested (1) date of such Borrowing (which shall be a Business Day), (2) Type of Loans comprising such Borrowing, (3) aggregate amount of such Borrowing, stated in Dollars, and the Currency thereof and (4) in the case of a Borrowing of Eurocurrency Loans, initial Interest Period for such Loans.

(iii)         Each Lender shall, before 1:00 p.m. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing.

(iv)         After the Administrative Agent’s receipt of such funds, and subject to the satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the requesting Borrower by promptly crediting the amounts so received, in like funds, to such account of such Borrower as the Administrative Agent and such Borrower may agree.

(v)          If the requesting Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as ABR Loans.  If the requesting Borrower fails to provide a timely notice of Conversion or Continuation with respect to a Borrowing of Eurocurrency Loans, then such Borrower shall be deemed to have requested a Continuation with respect thereto with an Interest Period of one month.  If the requesting Borrower requests a Borrowing of, Conversion to, or Continuation of Eurocurrency Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  If the requesting Borrower requests a Borrowing of, Conversion to, or Continuation of Eurocurrency Loans in any such Notice of Borrowing, but fails to specify the Currency thereof, it will be deemed to have specified such Loans in Dollars.

(vi)         After giving effect to all Borrowings, all Conversions and all Continuations, there shall not be more than 15 Interest Periods in effect.

(c)          Types of Loans.  Each Borrowing and each Conversion or Continuation thereof shall consist of Loans of the same Type (and, if such Loans are Eurocurrency Loans, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their Commitment Percentages.

(d)          Accounts.  (i)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)          The Administrative Agent shall maintain accounts in which it shall record (x) the amount of each Loan, the Type thereof, the Borrowing Category applicable thereto and the Interest Period applicable thereto, (y) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (z) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(iii)         The entries made in the accounts maintained pursuant to this clause (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans made to any Borrower or make payments for other obligations (including L/C Reimbursement Obligations) in accordance with the terms of this Agreement.

(e)          Notes.  Any Lender may, through the Administrative Agent, request that the Loans to be made by it be evidenced by a promissory note of the Borrowers.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a joint and several promissory note payable to such Lender (or its registered assigns), substantially in the form of Exhibit A (each, a “Note”), in the amount of the Commitment of such Lender, dated the Closing Date and otherwise appropriately completed.

SECTION 2.02.  Letter of Credit Facility.

(a)          Letters of Credit.  (i)  Each Issuing Lender agrees, on and subject to the terms and conditions of this Agreement, to issue one or more letters of credit (each, a “Letter of Credit”) for the account of a Borrower from time to time on any Business Day during the period from the Closing Date until the date ten Business Days before the Commitment Termination Date, provided, that the total L/C Exposure with respect to Letters of Credit may not at any time exceed the Letter of Credit Facility Amount.

(ii)          Letters of Credit may be denominated in Dollars or any Alternate Currency, as requested in writing by the Borrower.

(iii)         Anything in this Agreement to the contrary notwithstanding, the issuance of Letters of Credit shall be subject to the limitations set forth in Section 2.01(a)(iii).

(iv)         Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be revolving, and accordingly a Borrower may, during the period referred to in clause (i) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(v)          The Borrowers shall be co-obligors with respect to each Letter of Credit, and shall be jointly and severally liable for all obligations and liabilities with respect thereto in accordance with Sections 2.05 and 2.06.

(b)          Terms; Issuance.  (i)            Each Letter of Credit shall be in a form reasonably satisfactory to the relevant Issuing Lender and have a stated expiration date that is no later than the earlier of (x) one year after its date of issuance and (y) five Business Days prior to the Commitment Termination Date; provided that a Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond a date five Business Days prior to the Commitment Termination Date (except that one or more Letters of Credit may expire up to one year after the Commitment Termination Date if each such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the Borrowers, the relevant Issuing Lender and the Administrative Agent)).

(ii)          An Issuing Lender shall be under no obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or direct that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Lender is not otherwise compensated hereunder), or (B) the issuance of such Letter of Credit would violate any laws binding upon such Issuing Lender.

(c)          Issuance Procedure.  (i)  Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (New York time) on the third Business Day prior to the proposed issuance date of such Letter of Credit, by the requesting Borrower to the relevant Issuing Lender (or such shorter notice as shall be acceptable to such Issuing Lender), with a copy to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof by telecopier or email.  Each such notice from the requesting Borrower (a “Notice of Issuance”) shall be by telecopier or email, confirmed promptly by hard copy, specifying therein the Issuing Lender and the requested date of issuance (which shall be a Business Day) of such Letter of Credit, its face amount and expiration date and the name and address of the beneficiary thereof, and shall attach the proposed form thereof (or such other information as shall be necessary to prepare such Letter of Credit).  If requested by the applicable Issuing Lender, the requesting Borrower shall supply such application and agreement for letter of credit, in the form reasonably satisfactory to the relevant Issuing Lender, as the relevant Issuing Lender may require in connection with such requested Letter of Credit (“L/C Related Documents”) along with such other information reasonably related to the requested Letter of Credit.

(ii)          If the proposed Letter of Credit complies with the requirements of this Section 2.02, such Issuing Lender will, unless the Issuing Lender has received written notice from the Administrative Agent, that one or more of the applicable conditions set forth in Article IV shall not be satisfied, make such Letter of Credit available to the requesting Borrower as agreed with the requesting Borrower in connection with such issuance.  In the event and to the extent that the provisions of any L/C Related Documents shall conflict with this Agreement, the provisions of this Agreement shall govern.

(iii)         Each Issuing Lender shall furnish (A) upon request of the Administrative Agent, copies of the Letters of Credit issued by it hereunder, and (B) to the Administrative Agent on the first Business Day of each fiscal quarter a written report setting forth the Letters of Credit issued in Alternate Currencies, solely for purposes of determining the Dollar Equivalent thereof.

(d)          Reimbursement; Syndicate Participation.  (i)  Automatically upon the issuance of each Letter of Credit, each Lender shall be deemed to have automatically and unconditionally acquired a participation therein to the extent of such Lender’s Commitment Percentage on the terms provided in this clause (d) without any further action.

(ii)          Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the relevant Issuing Lender shall notify the requesting Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m. (New York time) on the second Business Day following any L/C Payment by an Issuing Lender (the “Honor Date”), the Borrowers jointly and severally agree to reimburse such Issuing Lender directly in an amount equal to the amount of such L/C Payment.

(iii)         If the Borrowers fail to so reimburse such Issuing Lender by such date, or if any amounts reimbursed by any Borrower are required to be returned or disgorged for any reason, such Issuing Lender shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the unreimbursed amount of such L/C Payment (the “Unreimbursed Amount”), and the amount of such Lender’s pro rata share thereof.  In such event, such Borrower shall be irrevocably deemed to have requested a Borrowing of ABR Loans to be disbursed on the Honor Date in an aggregate Dollar Equivalent amount equal to the Unreimbursed Amount (without regard to the minimum and multiples specified in Section  2.01(b)); provided that, notwithstanding any other provision to the contrary in this Section 2.02, no such Borrowing of ABR Loans shall be permitted unless the Debt to Equity Ratio shall be less than or equal to * to 1.00 after giving pro forma effect to such Borrowing and the conditions specified in clauses (a) and (b) of Section 4.02 have been satisfied on or as of the date of such Borrowing.  Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.02(d)(iii) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iv)         Subject to the proviso in Section 2.02(d)(iii), each Lender (including any Lender acting as an Issuing Lender) unconditionally agrees upon any notice pursuant to Section 2.02(d)(iii) to make funds available to the Administrative Agent for the account of the relevant Issuing Lender at the Administrative Agent’s Account in an amount

*Material omitted and separately filed with the Commission under an application for confidential treatment.

equal to its Commitment Percentage of the unpaid L/C Reimbursement Obligation not later than 1:00 p.m. (New York time) on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the relevant Issuing Lender.

(v)          The Borrowers jointly and severally agree to pay interest on the unreimbursed amount of each L/C Reimbursement Obligation to the relevant Issuing Lender, for each day from the date of the relevant L/C Payment until such L/C Reimbursement Obligation is reimbursed or refinanced in full as herein provided, at the rate provided in Section 3.02(b)(ii).

(vi)        Subject to the proviso in Section 2.02(d)(iii), each Lender’s obligation to make the payments provided in clause (iv) above to reimburse an Issuing Lender for any L/C Payment shall be absolute and unconditional and shall not be affected by (A) any setoff or counterclaim which such Lender may have against an Issuing Lender, any Borrower or any other Person, (B) the occurrence or continuance of a Default or any reduction or termination of the Commitments or any of them, (C) any of the matters referred to in clause (e) below or (D) any other circumstance whatsoever.

(vii)        If any Lender fails timely to make available to the Administrative Agent for the account of an Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02, such Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect (without duplication of amounts paid by any Borrower under clause (v) above).  A certificate of such Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) shall be conclusive absent manifest error.

(viii)       At any time after an Issuing Lender has made an L/C Payment and has received funds from a Lender in respect of such payment in accordance with Section 2.02, if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its pro rata share thereof in the same funds as those received by the Administrative Agent.

(e)          Borrowers Obligations Unconditional.  The joint and several obligation of the Borrowers to reimburse each Issuing Lender for each L/C Payment under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, any Loan Document or any other agreement or instrument relating thereto;

(ii)          the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary of such Letter of Credit (or any Person for whom any such beneficiary may be acting), such Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto; or

(iii)         any sight draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to obtain an L/C Payment under such Letter of Credit; or

(iv)         any payment by such Issuing Lender under such Letter of Credit against presentation of a sight draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy, insolvency, reorganization or similar law.

(f)           Issuing Lender Rights.  Each Lender and each Borrower agrees that, in making any L/C Payment under a Letter of Credit, the relevant Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificate and other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering the same.  None of the Issuing Lenders, the Administrative Agent, any of the respective Related Parties, nor any correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable, (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Related Document.  None of the Issuing Lenders, the Administrative Agent, any of the respective Related Parties, nor any correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in Section 2.02(e); provided that anything therein or elsewhere in this Agreement to the contrary notwithstanding, the Borrowers may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct (as opposed to special, indirect, consequential or punitive) damages suffered by the Borrowers which were directly caused by such Issuing Lender’s bad faith, willful misconduct or gross negligence as determined by a final and nonappealable ruling of a court of competent jurisdiction.  In furtherance and not in limitation of the foregoing, each Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g)          Applicability of ISP98.  Unless otherwise expressly agreed by an Issuing Lender and the requesting Borrower when a Letter of Credit is issued, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

SECTION 2.03.  Fees.

(a)          Agency Fee.  The Borrowers jointly and severally agree to pay to the Administrative Agent, for the Administrative Agent’s own account, an administrative agency fee at the times and in the amounts as agreed in writing by KCMH and the Administrative Agent.

(b)          Facility Fee.  The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Lender, a facility fee on the amount of the Commitment of such Lender for each day during the period from the date hereof until the Commitment Termination Date, at the rate per annum described in the fee schedule set forth on Annex A, payable quarterly in arrears on the entire Aggregate Facility Amount (irrespective of usage) on the last Business Day of March, June, September and December of each year, on the Commitment Termination Date and on the date of termination of the Commitments.

(c)          Letter of Credit Fees.

(i)           The Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata account of the Lenders based on their respective Commitment Percentages, a commission on the average daily undrawn amount of each outstanding Letter of Credit at a rate equal to the Applicable Margin then in effect for Eurocurrency Loans (minus the amount of the fronting fee referred to below), payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the date hereof.

(ii)          The Borrowers jointly and severally agree to pay to each Issuing Lender, for the sole account of such Issuing Lender, (x) a fronting fee with respect to each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Commitment Termination Date, in an amount equal to *% per annum of the average daily available amount of such Letter of Credit and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit issued by such Issuing Lender as may be agreed in writing between KCMH and such Issuing Lender from time to time.  The Issuing Lender will notify the Borrowers of any and all such fees and charges payable under this Section.

(d)          Other Fees.  The Borrower shall pay to the Administrative Agent and the Lead Arranger for their own respective accounts such other fees in the amounts and at the times as may be agreed in writing between KCMH and the Administrative Agent and/or the Lead Arranger.

*Material omitted and separately filed with the Commission under an application for confidential treatment.

SECTION 2.04.  Changes of Commitments.

(a)          Commitment Termination Date.  The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date.

(b)          Commitment Termination or Reduction.  KCMH shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments; provided, that (i) each partial reduction shall be in a minimum aggregate amount of $5,000,000 and (ii) after giving effect to such termination or reduction, (A) the Total Credit Exposure does not exceed the Aggregate Facility Amount and (B) the L/C Exposure does not exceed the Letter of Credit Facility Amount.  Once terminated or reduced, the Commitments may not be reinstated.

SECTION 2.05.  Concerning Joint and Several Liability of the Borrowers.

(a)          Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Administrative Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

(b)          Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor and co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.05), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)          If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then, in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)          The Obligations of each of the Borrowers under the provisions of this Section 2.05 constitute the full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents or any other circumstance whatsoever.

(e)          Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Agreement and any promissory note issued hereunder, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all surety ship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent and the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Each Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security, guaranty or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing or guaranty supporting the Obligations, including, without limitation, the failure to protect or preserve any rights which any Administrative Agent or any Lender may have in such collateral security  or guaranty or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower. If for any reason any other Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any other Borrower by reason of such other Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.05, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.05, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.05 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.05 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower, or any of the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Lenders. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrowers and that each such Borrower will look to the other Borrowers and not to the Administrative Agent or any Lender in order for such Borrower to keep adequately informed of changes in the other Borrowers’ respective financial conditions.

(f)           The provisions of this Section 2.05 are made for the benefit of the Lenders and the Administrative Agent and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders, the Administrative Agent or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against the other Borrowers or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and all Commitments terminated. If at any time, any payment, or any part thereof made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.05 will forthwith be reinstated in effect, as though such payment had not been made.

(g)          Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been indefeasibly paid in full in cash and all Commitments terminated. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(h)          Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations and the termination of the all Commitments. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, unless the Administrative Agent otherwise agrees, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent on account of the Obligations and shall be paid promptly after receipt to the Administrative Agent.

SECTION 2.06.  Contribution.

(a)          To the extent that any Borrower shall make a payment under Section 2.05 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Support Payment”) that, taking into account all other Support Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Support Payment in the same portion that such Borrower’s Allocable Amount (as determined immediately prior to such Support Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Support Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrowers for the net amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Support Payment.

(b)          As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under Section 2.06(a) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)          This Section 2.06 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.06 is intended or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.05. Nothing contained in this Section 2.06 shall limit the liability of any Borrower to pay the Loans or L/C Reimbursement Obligations made directly or indirectly to or for the benefit of that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)          The parties hereto acknowledge that the rights of contribution and indemnification of any Borrower under this Section 2.06 shall constitute assets of such Borrower.

(e)          The rights of an indemnifying Borrower against the other Borrowers under this Section 2.06 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Commitments.

ARTICLE III

PAYMENTS

SECTION 3.01.  Repayment.  Each Borrower agrees to repay the full principal amount of each Loan by each Lender, and each such Loan shall mature, on the Commitment Termination Date.

SECTION 3.02.  Interest.

(a)          Ordinary Interest.  The Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

(i)          ABR Loans.  While such Loan is an ABR Loan, a rate per annum equal to the ABR in effect from time to time plus the Applicable Margin as in effect from time to time, interest under this clause (i) to be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such ABR Loan shall be Converted and on the date of each payment of principal thereof.

(ii)          Eurocurrency Loans.  While such Loan is a Eurocurrency Loan, a rate per annum for each Interest Period for such Loan equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin as in effect from time to time, interest under this clause (ii) to be payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date three months after the first day of such Interest Period, and on each date on which such Eurocurrency Loan shall be Continued or Converted and on the date of each payment of principal thereof.

(b)          Default Interest.  Notwithstanding the foregoing, the Borrowers jointly and severally shall pay interest on:

(i)          any principal of any Loan that is not paid when due (whether at scheduled maturity or otherwise), payable on demand and in any event on the date such amount shall be paid, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said Section 3.02(a)(i) or (a)(ii), as applicable; and

(ii)          any interest, fee or other amount thereof (other than any principal) that is not paid when due, from the due date thereof until such amount shall be paid, payable on demand and in any event on the date such amount shall be paid in full, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum then required to be paid on ABR Loans.

SECTION 3.03.  Eurocurrency Reserves.  The Borrowers jointly and severally shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such

Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided KCMH shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.

SECTION 3.04.  Interest Rate Determinations.

(a)          Notice of Interest Rates.  The Administrative Agent shall give prompt notice to KCMH and the Lenders of the applicable interest rates determined by the Administrative Agent.

(b)          Eurocurrency Rate Inadequate.  If, with respect to any Eurocurrency Loan, the Majority Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Loans will not fairly reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Loans for such Interest Period, the Administrative Agent shall so notify KCMH and the Lenders, whereupon:

(i)           any Notice of Borrowing requesting a Borrowing comprised of Eurocurrency Loans shall be ineffective;

(ii)          each Eurocurrency Loan will automatically, on the last day of the then current Interest Period therefor, be Converted into an ABR Loan; and

(iii)         the obligation of the Lenders to make or Continue, or to Convert Loans into, Eurocurrency Loans shall be suspended until the Administrative Agent shall notify KCMH and such Lenders that the circumstances causing such suspension no longer exist.

(c)          Certain Mandatory Conversions.

(i)           Upon the occurrence and during the continuance of any Event of Default, (x) each Eurocurrency Loan will automatically, on the last day of the then current Interest Period therefor, be Converted into an ABR Loan and (y) the obligation of the Lenders to make or Continue, or to Convert Loans into, Eurocurrency Loans shall be suspended.

(ii)          If this Agreement shall require that any Eurocurrency Loan be Converted to an ABR Loan and such Eurocurrency Loan is denominated in an Alternate Currency, the Borrowers jointly and severally shall on the last day of the current Interest Period pay or prepay the full amount of such Eurocurrency Loan (provided, that the foregoing shall not prevent the Borrower from borrowing additional Loans to the extent otherwise permitted hereunder).

SECTION 3.05.  Voluntary Conversion or Continuation of Loans.

(a)          Conversions.  The requesting Borrower may on any Business Day, upon written notice (or telephonic notice promptly confirmed in writing) given to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, two, three or six months, fourth Business Day) prior to the date of the proposed Conversion, Convert all or any portion of the outstanding Loans of one Type comprising part of the same Borrowing into Loans of the other Type; provided that in the case of any such Conversion of a Eurocurrency Loan into an ABR Loan on a day other than the last day of an Interest Period therefor, the Borrowers jointly and severally shall promptly reimburse the Lenders the amounts provided in Section 3.12 relating to such prepayment.  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (z) if such Conversion is into Eurocurrency Loans, the duration of the initial Interest Period for each such Loan.  Each notice of Conversion shall be irrevocable and binding on the Borrowers.

(b)          Continuations.  The requesting Borrower may, on any Business Day, upon written notice (or telephonic notice promptly confirmed in writing) given to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, two, three or six months, fourth Business Day) prior to the date of the proposed Continuation, Continue all or any portion of the outstanding Eurocurrency Loans comprising part of the same Borrowing for one or more Interest Periods.  Each such notice of a Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the Eurocurrency Loans to be Continued and (y) the duration of the next Interest Period for the Eurocurrency Loans subject to such Continuation.  Each notice of Continuation shall be irrevocable and binding on the Borrowers.

SECTION 3.06.  Prepayments of Loans.

(a)          Optional Prepayment.  The requesting Borrower may, on notice (given not later than 11:00 a.m. (New York time) on the Business Day of the proposed prepayment of Loans, with respect to ABR Loans, and on the third Business Day prior to the date of prepayment with respect to Eurocurrency Loans) stating the proposed date and aggregate principal amount (stated in Dollars) of the prepayment, and if such notice is given the Borrowers jointly and severally shall, prepay the outstanding principal amounts of the Loans comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof (or, in the case of Loans denominated in an Alternate Currency, the Alternate Currency Equivalent thereof in such Alternate Currency) and (ii) in the case of any such prepayment of a Eurocurrency Loan on a day other than the last day of an Interest Period therefor, the Borrowers jointly and severally shall reimburse the Lenders the amounts provided in Section 3.12 relating to such prepayment.

(b)          Alternate Currency Revaluation.  If at any time by reason of fluctuations in foreign exchange rates the Total Credit Exposure exceeds 105% of the then aggregate amount of the Commitments, and the Majority Lenders so request, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to KCMH, specifying the amount to be prepaid under this clause (b), and the Borrowers jointly and severally shall prepay Loans or, if no

Loans are outstanding, provide cash collateral for or otherwise backstop outstanding Letters of Credit on terms reasonably satisfactory to KCMH, the Issuing Lender and the Administrative Agent, in such aggregate amount as may be required to cause the Total Credit Exposure (treating such cash collateralization or other backstopping for purposes hereof as a reduction in such Total Credit Exposure) to be equal to or less than the aggregate amount of the Commitments, such payments or other measures to be made within 10 Business Days of demand or, in the case of prepayment of Eurocurrency Loans, on the date that is the earlier of (i) the last day of the then current Interest Period therefor and (ii) the last Business Day of the first full calendar month after such revaluation, provided that any such prepayment shall be accompanied by any amounts payable under Section 3.12.  The determinations of the Administrative Agent hereunder shall be conclusive and binding on the Borrowers in the absence of manifest error.

SECTION 3.07.  Payments; Computations; Etc.

(a)          Pro Rata Payments.  The Loans comprising each Borrowing shall be made pro rata among the Lenders based on their respective Commitment Percentages.  Except as otherwise provided hereunder, all payments of principal of and interest on the Loans shall be made for the pro rata account of the Lenders based on the respective outstanding principal amounts thereof, and all payments of commitment fees and letter of credit commission shall be made for the pro rata account of the Lenders based on their respective Commitment Percentages.

(b)          Lenders’ Obligations Several.  The obligations of the Lenders under this Agreement are several and the failure of any Lender to make any Loan or any payment required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder, nor shall any Lender be responsible for any other Lender’s failure to make any Loan required to be made by such other Lender.

(c)          Currencies.  All payments by the Borrower of or in respect of principal of and interest on and other amounts directly relating to any Loan that are denominated in an Alternate Currency shall be made in such Alternate Currency.  All payments of principal and interest on any Loan denominated in Dollars, all payments in respect of any Letter of Credit, and all payments of fees payable pursuant to Section 2.03(c), commitment fees and agency fees hereunder and all other payments by any Borrower provided for in this Agreement, except as provided in the preceding sentence, shall be made in Dollars.

(d)          Payments.

(i)           The Borrowers shall make each payment hereunder and under each other Loan Document without set-off, counterclaim or deduction of any kind to the Administrative Agent at the Administrative Agent’s Account in the Principal Financial Center for the relevant Currency not later than 11:00 a.m. Local Time on the due date of such payment (each such payment made after such time on such date to be deemed to have been made on the next Business Day).

(ii)          The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders as provided in Section 3.07(a) for the account of their respective Applicable Lending

Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the assignment date set forth therein, the Administrative Agent shall remit all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such assignment date directly between themselves.

(e)          Computations.  All computations of interest based on the ABR (except any Federal Funds Rate component thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  All computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of commitment fee shall be made by the Administrative Agent, and any computations of amounts payable pursuant to Section 3.03, shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or other amount is payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(f)          Payment Dates.  Whenever any payment hereunder or under the Notes would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of interest; provided, that if such extension would cause payment of principal or interest in respect of Eurocurrency Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(g)          Presumption by Administrative Agent.

(i)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made its share available at such time in accordance with Section 2.01(b) and may (but shall not be obligated), in reliance upon such assumption, make available to a Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then (A) the applicable Lender, on one hand, and (B) the Borrowers on a joint and several basis on the other hand, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to a Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (y) in the case of a payment to be made by a Borrower, the interest rate applicable to ABR Loans.  If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)          Unless the Administrative Agent shall have received notice from KCMH prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be obligated), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (if such Loan is denominated in Dollars) or at the overnight London Interbank offered rate for the relevant Currency (if such Loan is denominated in an Alternate Currency).

SECTION 3.08.  Sharing of Payments, Etc.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided, that:

(i)           if any such participation is purchased and all or any portion of the related payment is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this subsection shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to a Borrower or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers, jointly and severally, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

SECTION 3.09.  Increased Costs.

(a)          Eurocurrency Costs.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.03) or the Issuing Lender; or

(ii)          impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any Eurocurrency Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or the Issuing Lender, the Borrowers jointly and severally will pay to such Lender or the Issuing Lender such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.  This Section 3.09 shall not apply to Excluded Taxes or any matters covered by Section 3.11 relating to Taxes.

(b)          Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letter of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon request of such Lender or the Issuing Lender, the Borrowers jointly and severally will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for such reduction.

(c)          Certificates for Reimbursement.  A certificate of any Lender or the Issuing Lender setting forth the amount or amounts and a reasonable basis for the determination thereof necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.09 and delivered to KCMH shall be conclusive on all Borrowers absent manifest error.  The Borrowers jointly and severally shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)          Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 3.09 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided, that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies KCMH of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.10.  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make or continue Eurocurrency Loans or to fund or otherwise maintain Eurocurrency Loans hereunder, (a) the obligation of such Lender to make or Continue, or to Convert Loans into, Eurocurrency Loans shall be suspended until the Administrative Agent shall notify KCMH and the Lenders that the circumstances causing such suspension no longer exist and (b) each Eurocurrency Loan of such Lender shall convert into an ABR Loan at the end of the then current Interest Period for such Eurocurrency Loan, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans.

SECTION 3.11.  Taxes.

(a)          All payments on account of the principal of and interest on the Loans and the Notes, fees and all other amounts whatsoever payable by the Borrowers under the Loan Documents shall be made free and clear of and without reduction or liability for Indemnified Taxes.

(b)          In the event that any Borrower or the Administrative Agent shall be required by applicable law, decree or regulation to deduct or withhold Indemnified Taxes from any amounts payable  to the Administrative Agent or any Lender on, under or in respect of this Agreement, the Loans or any Loan Document, the Borrowers jointly and severally shall promptly pay such recipient such additional amounts as may be required, after the deduction or withholding of Indemnified Taxes, to enable such recipient to receive from the Borrowers on the due date thereof an amount equal to the full amount stated to be payable to such recipient.

(c)          The Borrowers jointly and severally shall indemnify the Administrative Agent and each Lender (including each Issuing Lender) against, and reimburse them upon demand for, any incremental Taxes, interest or penalties, that they may incur at any time arising out of or in connection with any such failure of the Borrowers to make any payment of Indemnified Taxes when due.

(d)          KCMH shall furnish to the Administrative Agent original or certified copies of official tax receipts in respect of each payment of Indemnified Taxes required under this Section 3.11, as soon as practicable after the date such payment is made, and the Borrowers shall promptly furnish to the Administrative Agent at its request or at the request of any Lender (through the Administrative Agent) to KCMH any other information, documents and receipts that the Administrative Agent or such Lender may reasonably require to establish that full and timely payment has been made of all Indemnified Taxes required to be paid under this Section 3.11.

(e)          (i) Each Lender or Participant that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to KCMH and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, Form W-8ECI, Form W-8 IMY, Form W-8 EXP, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E-1, Exhibit E-2, Exhibit E-3 or Exhibit E-4, as applicable, and a Form W-8BEN or W-8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  (ii) Each Lender that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to KCMH and the Administrative Agent (or, in the case of a Participant of a Non-U.S. Lender, to such Non-U.S. Lender) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of KCMH or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or Participant, as applicable, is exempt from U.S. Federal backup withholding tax.

(f)           Each Lender shall deliver to any Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower or the Administrative Agent to comply with any obligations of such Borrower of the Administrative Agent under FATCA or any similar regime arising as a result of the transactions contemplated under any Loan Document.

In addition, each Non-U.S. Lender shall deliver such forms promptly upon the written request of KCMH after the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify KCMH at any time it determines that it is no longer in a position to provide any previously delivered certificate to KCMH (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(g)          A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to KCMH (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by KCMH, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(h)          If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.11, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, any Lender or the Issuing Lender, agrees to repay the amount paid over to such Borrower to the Administrative Agent, any Lender or the Issuing Lender in the event the Administrative Agent, any Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i)           If pursuant to this Section 3.11 a Borrower is required to pay to or for the account of any Lender any additional amounts, then such Lender shall use commercially reasonable efforts to change the jurisdiction of its Applicable Lending Office if, in the sole and absolute judgment of such Lender, such change (i) would eliminate or reduce any such excess additional amounts and (ii) would not otherwise be materially disadvantageous to such Lender.

SECTION 3.12.  Break Funding Payments.  The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense incurred by such Lender which is in the nature of funding breakage costs or costs of liquidation or redeployment of deposits or other funds and any other related expense (but excluding loss of margin or other loss of anticipated profit), which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making any Borrowing of Eurocurrency Loans after a Borrower has given a Notice of Borrowing requesting the same in accordance with the provisions of this Agreement (including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article IV), (b)

default by any Borrower in making any prepayment of any Eurocurrency Loan when due after such Borrower has given notice thereof in accordance with this Agreement, (c) the making by any Borrower of a prepayment of any Eurocurrency Loan on a day which is not the last day of an Interest Period with respect thereto, (d) default by any Borrower in payment when due of the principal of or interest on any Eurocurrency Loan, (e) the Conversion or Continuation of any Eurocurrency Loan on a day other than on the last day of an Interest Period with respect thereto, and (f) any assignment such Lender is required to make pursuant to Section 3.13(b) if such Lender holds Eurocurrency Loans at the time of such assignment.  A certificate of any Lender setting forth any amount or amounts and a reasonable basis for the determination thereof that such Lender is entitled to receive pursuant to this Section and delivered to KCMH shall be conclusive absent manifest error.  The Borrowers jointly and severally shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 3.13.  Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.09, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, if, in the sole and absolute judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b)          Replacement of Lenders.  If any Lender requests compensation under Section 3.09, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, or if any Lender becomes a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of Section 9.01, requires the consent of all of the Lenders or all of the Lenders affected (and such Lender is an affected Lender) and with respect to which the Majority Lenders shall have granted their consent, then such Borrower may, at the Borrowers’ joint and several sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)           no Default or Event of Default has occurred and is continuing on and as of the date of such notice and the date of such assignment;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)         in the case of any such assignment resulting from a claim for compensation under Section 3.09 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)        such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.  A Lender so replaced shall not be required to pay the processing and recordation fee referred to in Section 9.06(b).

SECTION 3.14.  Defaulting Lenders.

(a)          Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii)          Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to cash collateralize the Issuing Lenders’ L/C Exposure with respect to such Defaulting Lender; fourth, as any Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and KCMH, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Lender’s future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Payments in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Payments owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Payments owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Reimbursement Obligations are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 3.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 3.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.  Each Defaulting Lender shall be entitled to receive the facility fee pursuant to Section 2.03(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral. Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.03(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to the terms hereof.  With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to this Section 3.14(a)(iii), the Borrowers jointly and severally shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s L/C Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Participations to Reduce L/C Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x), if requested by the applicable Issuing Lender, the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate of the

Total Credit Exposure allocable to any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation

(v)          Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall jointly and severally, without prejudice to any right or remedy available to it hereunder or under law, promptly cash collateralize the Issuing Lenders’ L/C Exposure.

(b)          Defaulting Lender Cure.  If KCMH, the Administrative Agent and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 3.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no L/C Exposure after giving effect thereto.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01.  Closing Conditions.  Effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following:

(i)           this Agreement, duly executed and delivered by the Borrower and each of the other parties hereto;

(ii)          the Guarantee and Security Agreement, duly executed and delivered by the Borrowers as of the Closing Date, together with duly prepared financing statements in form for filing under the applicable UCC in the jurisdiction of formation of each Borrower;

(iii)         certified copies of (x) the constitutive documents of each Borrower and (y) resolutions or other authorizing documentation of each Obligor and the General Partner evidencing the taking of all necessary action authorizing and approving the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party;

(iv)         a certificate of an officer of each Borrower certifying the names and true signatures of the officers authorized to sign the Loan Documents and any other documents to be delivered hereunder by each Borrower;

(v)          the legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrowers, in a form reasonably acceptable to the Administrative Agent;

(vi)         a certificate of an officer of KCMH, dated the Closing Date, certifying that (a) the representations and warranties contained in Section 5.01 and in the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date and (b) no event has occurred and is continuing on and as of such date which constitutes a Default or an Event of Default;

(vii)        a certificate attesting to the Solvency of KCMH and its Subsidiaries, taken as a whole, after giving effect to the effectiveness of this Agreement and any Loans made or Letters of Credit issued or outstanding on the Closing Date; and

(viii)       all documentation and other information reasonably requested in writing at least five Business Days prior to the Closing Date in order to allow the Administrative Agent to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(b)          KCMH shall have paid all fees and expenses (including fees, charges and disbursements of counsel invoiced prior to the Closing Date) required to be paid on or prior to the Closing Date to the Administrative Agent or the Lead Arranger in connection with this Agreement.

The Administrative Agent will promptly notify the Lenders of the occurrence of the Closing Date.

SECTION 4.02.  Conditions Precedent to Each Borrowing and Issuance.  The obligation of each Lender to make a Loan during the Availability Period on the occasion of each Borrowing and of the Issuing Lender to issue each Letter of Credit shall be subject to the conditions precedent that on the date of and after giving effect to such Borrowing or issuance, the Total Credit Exposure shall not exceed the then Aggregate Facility Amount, and that the following statements shall be true:

(a)          the representations and warranties contained in Section 5.01 and in the other Loan Documents are true and correct in all material respects on and as of the date of such Borrowing or issuance as though made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date, in which case it is true and correct in all material respects on and as of such earlier date;

(b)          no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds from such Borrowing, which constitutes a Default or an Event of Default;

(c)          the Debt to Equity Ratio shall be less than or equal to * to 1.00 after giving pro forma effect to such Borrowing or issuance; and

(d)          the Administrative Agent and, if applicable, the Issuing Lender shall have received a request for Borrowing or issuance of Letter of Credit in accordance with the requirements hereof.

Each request for a Borrowing or issuance of a Letter of Credit (other than a notice for Conversion or Continuation of Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in clauses (a), (b) and (c) of this Section 4.02 have been satisfied on and as of the date of such request.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Representations and Warranties.  Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)          Organization.  Each Borrower is duly organized, validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of Delaware, and each Guarantor and the General Partner is duly organized, validly existing and in good standing (to the extent such concept is recognized under such law) under the laws of its jurisdiction of organization.  Each Obligor (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (ii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (i)(A) or (ii), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect

(b)          Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents are within its powers as set forth in its applicable constituent documents, as the case may be, and have been duly authorized by all necessary action thereunder, and the execution, delivery and performance by each Guarantor of the Guarantee and Security Agreement are within the powers of such Guarantor and have been

*Material omitted and separately filed with the Commission under an application for confidential treatment.

duly authorized by all necessary action and the execution, delivery and performance by KCMH of the Loan Documents have been duly authorized by all necessary action of the General Partner.

(c)          Approvals; No Conflicts; Etc.  The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party (i) do not require any consent or approval of, or registration or filing with, any Governmental Authority or Self Regulatory Organization (except for (A) such as have been obtained or made and are in full force and effect in all material respects, (B) filings and recordings in respect of Liens created pursuant to the Guarantee and Security Agreement and (C) such licenses, approvals, authorizations or consents the failure to obtain or make would not reasonably be expected to result in a Material Adverse Effect), (ii) will not violate any applicable Law, regulation or order of any Governmental Authority the violation of which would be reasonably expected to result in a Material Adverse Effect, and (iii) will not violate or constitute an event of default under any credit agreement, loan agreement, note or indenture, or any other material agreement, binding upon it or its Property; and no Default has occurred and is continuing.

(d)          Enforceability.  Each Obligor has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)          No Material Adverse Change.  Since December 31, 2017, no event or circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

(f)           No Litigation.  There are no actions, suits or proceedings by or before any Governmental Authority pending against or, to the knowledge of KCMH, threatened against or affecting it or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

(g)          Compliance with Laws.  Each Obligor is in compliance with all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its Property (including, without limitation, the Patriot Act, ERISA, environmental laws and Rule 15c3-1), except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(h)          Investment Company Status; Margin Regulations.  None of the Obligors is required to register under and none of the Obligors is subject to regulation under the Investment Company Act of 1940, as amended.  No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock, in each case in violation of such Regulation U.  Each U.S. Broker-Dealer Subsidiary is a broker-dealer subject to Regulation T.  Neither the making of any Loan hereunder, nor the use of proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(i)           Disclosure.  No written report, financial statement, certificate or other written information furnished by or on behalf of it to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and that actual results may differ materially from such information.

(j)           Use of Proceeds.  The proceeds of the Loans and Letters of Credit shall be used by KCMH and/or its Subsidiaries to facilitate debt capital markets “fronting” arrangements pursuant to which KCMH or such Subsidiary is acting as the initial purchaser or lender of a debt instrument that has been reserved by KCMH or such Subsidiary for purchase by another Person from whom an order has been received and such arrangement involves terms that are customary in the market for “fronting” transactions.

(k)          Guarantee and Security Agreement.  The Guarantee and Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity).  Subject to the Intercreditor Agreement, in the case of the Pledged Stock represented by certificates described in the Guarantee and Security Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent (or its designee), and in the case of the other Collateral described in the Guarantee and Security Agreement, when financing statements in appropriate form are duly completed and filed in the offices specified on Annex I to the Guarantee and Security Agreement and such other filings as are specified on Annex I to the Guarantee and Security Agreement have been completed, the Guarantee and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to any other Person (other than with respect to Liens permitted by this Agreement), in each case to the extent security interests in such Collateral may be perfected by delivery of such certificates representing Pledged Stock or such filings.

(l)           Ownership of Property.  KCMH and each of its Subsidiaries has good record and marketable title to, or valid leasehold interests in, all property necessary in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          Taxes.  Except as would not reasonably be expected to have a Material Adverse Effect, KCMH and each of its Subsidiaries have paid and discharged all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by Law and in accordance with GAAP and which would not reasonable be expected to result in a Material Adverse Effect.

(n)          ERISA Matters.  (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan and (ii) neither KCMH nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, which in either case of (i) or (ii) has not been fully satisfied or, with respect to clauses (i) and (ii), except as would not reasonably be expect to result in any Material Adverse Effect.

(o)          Subsidiaries.  Schedule III is a complete list of Subsidiaries of KCMH as of the Closing Date.

(p)          Registered Broker-Dealer; Membership.  Each of KCM U.S. and each other U.S. Broker-Dealer Subsidiary is duly registered with the SEC as a broker-dealer and is a member in good standing of FINRA, and each non-U.S. Broker-Dealer Subsidiary is duly registered with, or licensed by, any Governmental Authority that requires registration or licensing and is a member in good standing of any local body similar to FINRA, including, but not limited to, the Financial Services Authority (in the case of KCM U.K.) and the Securities and Futures Commission (in the case of KCM Asia) to the extent that such membership is required by any Governmental Authority.

(q)          SIPC Assessments. No U.S. Broker-Dealer Subsidiary is in arrears with respect to any assessment made upon it by the SIPC, and no non-U.S. Broker Dealer Subsidiary is in arrears with respect to any assessment made upon it by any local body which is similar to the SIPC.

ARTICLE VI

COVENANTS

SECTION 6.01.  Affirmative Covenants.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender), KCMH covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

(a)          Reporting Requirements.  KCMH will furnish to the Lenders:

(i)           within 50 days after the end of each of the first three fiscal quarters, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows, in each case as of the end of and for such fiscal quarter, setting forth in each case in comparative form (if applicable) the figures for the corresponding period of the previous fiscal year, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of KCMH and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of (or absence of a requirement to have) footnotes and to year-end adjustments;

(ii)          within 100 days after the end of each fiscal year, KCMH’s unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of KCMH and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of (or absence of a requirement to have) footnotes;

(iii)         concurrently with any delivery of financial statements under clauses (i) and (ii) above, a certificate of a Financial Officer (x) certifying that no Default has occurred or, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) identifying any Subsidiary that has become a Material Foreign Subsidiary during the most recently ended fiscal quarter and (z) setting forth calculations demonstrating in reasonable detail compliance with Section 6.03;

(iv)         concurrently with the delivery of financial statements under clause (ii) above, an operating income budget of KCMH in reasonable detail for the current fiscal year as customarily prepared by management of KCMH for their internal use, setting forth the principal assumptions upon which such budget is based;

(v)          as soon as available, but in any event within five Business Days of delivery to any Governmental Authority or Self Regulatory Organization, the audited annual financial statements of any Broker-Dealer Subsidiary required to be furnished to such Governmental Authority or Self Regulatory Organization; and

(vi)         promptly upon request by the Administrative Agent on behalf of the Majority Lenders, such other information regarding the business, operations and financial condition of any Obligor as such Lender may reasonably request (it being understood that the Administrative Agent shall use reasonable efforts to coordinate any such requests).

(b)          Existence; Conduct of Business.  It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business (including, in the case of each Broker-Dealer Subsidiary, its registration, license or qualification as a broker-dealer with the SEC and/or such other applicable domestic or foreign Governmental Authority); provided that the foregoing shall not prohibit any transaction expressly permitted under Section 6.02(c).

(c)          Compliance with Laws.  It will, and will cause each of its Subsidiaries to, comply with all Laws and all orders, writs, injunctions and decrees of any Governmental

Authority applicable to it, its business or its Property (including, in the case of each Broker-Dealer Subsidiary, such rules and regulations of the SEC, FINRA and/or such other applicable domestic or foreign Governmental Authority or Self Regulatory Organization) except, with respect to all matters other than noncompliance by any Broker-Dealer Subsidiary with applicable minimum capital requirements, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d)          Maintenance of Insurance.  It will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all its tangible Property in at least such amounts and against at least such risks as KCMH believes (in the good faith judgment of KCMH) are usually insured against in the same general area by companies of a similar size engaged in the same or a similar business and in a manner that is consistent with KCMH’s and its Subsidiaries’ past practices.

(e)          Payment of Taxes.  It will, and will cause each of its Subsidiaries to, pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any Property of KCMH or any Subsidiary, provided that neither KCMH, nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of KCMH) with respect thereto in accordance with GAAP and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

(f)           Maintenance of Properties.  It will, and will cause each of its Subsidiaries to, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g)          Books and Records; Visitation and Inspection Rights.  It will, and will cause each Borrower as well as each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP, and permit representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (it being agreed that KCMH shall be given the opportunity to participate in any such discussion with its independent accountants), all at the reasonable expense of KCMH and at such reasonable times during normal business hours, but in each case subject to and in accordance with all applicable laws of any Governmental Authority and such confidentiality measures relating thereto as KCMH may reasonably require; provided that, other than after the occurrence of and during the continuance of an Event of Default, (i) such visitations and inspections shall not be permitted on more than two instances in any calendar year and (ii) only one such visitation and inspection shall be at the expense of KCMH.

(h)          Notices of Material Events.  It will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(i)           the occurrence of any Default or Event of Default;

(ii)          the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting it or any of its Subsidiaries which would reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to result in a Material Adverse Effect; and

(iii)         any other event that has had, or would reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this subsection shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(i)           Additional Guarantors and Grantors.  Subject to any applicable limitations set forth in the Guarantee and Security Agreement, KCMH will promptly cause each direct or indirect Wholly-Owned Domestic Subsidiary (other than any Domestic Subsidiary of a Foreign Subsidiary or a Domestic Subsidiary that is a disregarded entity for U.S. federal tax purposes substantially all of whose assets consist of capital stock and/or indebtedness of one or more Foreign Subsidiaries) formed or otherwise purchased or acquired after the date hereof, to execute a supplement to the Guarantee and Security Agreement substantially in the form attached to the Guarantee and Security Agreement (or otherwise in a form reasonable satisfactory to the Administrative Agent) in order to become a Guarantor and a grantor thereunder and take all other action reasonably requested by the Administrative Agent to grant a perfected security interest in its assets to substantially the same extent as granted by the Obligors on the Closing Date; provided that in any event, no Broker-Dealer Subsidiary shall be required to enter into, provide a guarantee, or grant any security interests in its assets under the Guarantee and Security Agreement or any other Loan Document.

(j)           Pledge of Material Foreign Subsidiaries.  Subject to any applicable limitations set forth in the Guarantee and Security Agreement, KCMH will promptly deliver to the Administrative Agent a local law pledge agreement under the jurisdiction of organization or formation of each Subsidiary that is directly owned by an Obligor and identified as a Material Foreign Subsidiary in accordance with Section 6.01(a)(iii)(y) in a customary form reasonably satisfactory to the Administrative Agent, together with (i) copies of such Material Foreign Subsidiary’s constitutive documents and documents evidencing that such Material Foreign Subsidiary has taken of all necessary action authorizing and approving the execution, delivery and performance of the Loan Documents to which it is a party, and (ii) a legal opinion in a form reasonably satisfactory to the Administrative Agent from counsel to such Material Foreign Subsidiary.

(k)          Pledge of Additional Stock and Evidence of Indebtedness.  Subject to the Intercreditor Agreement and to any applicable limitations set forth in the Guarantee and Security Agreement or with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to KCMH), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, KCMH will cause (i) all certificates representing Equity Interests (if any) of any Subsidiary held directly by any Borrower or any Guarantor and (ii) all evidences of Indebtedness in excess of $5,000,000 received by any Borrower or any of the Guarantors, in each case, promptly to be delivered along with applicable instruments of transfer duly executed in blank to the Administrative Agent (or its designee) as security for the obligations owed under the Loan Documents, under the Guarantee and Security Agreement.

(l)           Further Assurances.  Subject to the Intercreditor Agreement, it will, and will cause each of the Guarantors to, from time to time give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other paper that is necessary to cause the Liens created by the Guarantee and Security Agreement to be valid first priority perfected Liens on the Property purported to be covered thereby (including after-acquired Property, it being understood that, except as set forth in paragraph (j) above, there shall be no requirement to enter into or deliver security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction or otherwise take steps to perfect any security interest or Lien securing the Obligations under the laws of any non-U.S. jurisdiction), subject to no equal or prior Lien except as otherwise permitted by the Loan Documents, and promptly from time to time obtain and maintain in full force and effect, and cause each of the Guarantors to obtain and maintain in full force and effect, all licenses, consents, authorizations and approvals of, and make all filings and registrations with, any Governmental Authority necessary under the Laws of the jurisdiction of organization of such Guarantor (or any other jurisdiction in which part of the Collateral owned by it or by any Guarantor may be situated) for the making and performance by it of the Loan Documents to which it is a party.  Notwithstanding the foregoing or anything to the contrary in any Loan Document, it is hereby agreed and acknowledged that any requirement to take any action to establish perfection by control under any Loan Document is subject to the Intercreditor Agreement, and the establishment of such control by the Administrative Agent’s designee of bailee set forth in the Intercreditor Agreement shall constitute compliance with any such requirement to establish such control by the Administrative Agent under the Loan Documents.

SECTION 6.02.  Negative Covenants.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender), KCMH covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

(a)          Indebtedness.  It will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, provided that KCMH and any Subsidiary may incur Indebtedness (and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest with regard to such Indebtedness) if (x) immediately before and after such incurrence, no Default or Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to * to 1.00 after giving pro forma effect thereto.  The limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(i)           Indebtedness arising under the Loan Documents;

*Material omitted and separately filed with the Commission under an application for confidential treatment.

(ii)          Intercompany Indebtedness owed among the Borrowers and/or their Subsidiaries (including any Indebtedness used to finance any Financing Transaction);

(iii)         Permitted Subordinated Debt;

(iv)         Indebtedness in respect of Hedging Agreements;

(v)          Indebtedness in respect of overdraft facilities, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(vi)         additional Indebtedness of KCMH and its Subsidiaries in an aggregate principal amount not to exceed $* at any time outstanding;

(vii)        Indebtedness arising under the Five-Year Credit Agreement (and the other Loan Documents (as defined therein)), and any refinancing, renewal or replacement thereof;

(viii)       Indebtedness arising under fronting and/or settlement facilities (“Fronting Facilities”); provided that, at least 10 Business Days prior to incurring any such Indebtedness (or such shorter period as MHCB shall reasonably agree, it being agreed MHCB shall use commercially reasonable efforts to provide a response to KCMH as soon as practicable after receipt of such notice), KCMH and/or the relevant Subsidiary shall have provided MHCB a bona fide opportunity (through a written notice to MHCB) to provide such Indebtedness, including an offer regarding the timing of establishing such indebtedness, and MHCB shall have either (1) declined (through a written notice from the Administrative Agent to KCMH and/or such Subsidiary) to accept such offer to provide such Indebtedness or (2) failed to respond in writing to such offer, in each case, within such 10 Business Day period;

(ix)          all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (viii) above.

(b)          Liens. It will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except Liens under the Guarantee and Security Agreement and other Liens in favor of the Administrative Agent as contemplated hereby and except:

(i)           Liens arising under the Loan Documents;

(ii)          Liens securing Finance Subsidiary Debt; provided that the terms of any Finance Subsidiary Debt (including any intercreditor arrangements entered into in connection therewith) shall provide that the Liens on the Collateral granted under the Guarantee and Security Agreement have at least second priority (to the extent the terms of such Finance Subsidiary Debt do not permit the obligations under the Loan Documents to be secured on a first priority basis pari passu with such Finance Subsidiary Debt) after giving effect to the incurrence of such Finance Subsidiary Debt;

*Material omitted and separately filed with the Commission under an application for confidential treatment.

provided further that the assets securing any such Finance Subsidiary Debt shall be limited to (A) the assets of the Finance Subsidiary or Finance Subsidiaries incurring such Finance Subsidiary Debt and (B) the common equity interests of such Finance Subsidiary or Finance Subsidiaries;

(iii)         Permitted Liens;

(iv)         Liens securing Indebtedness or other obligations of a KCMH or any Subsidiary of KCMH in favor of KCMH or any Subsidiary of KCMH;

(v)          Liens (A) of a collecting bank arising under Section 4-208 of the UCC on items in the course of collection, (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (C) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(vi)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

(vii)        Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of KCMH or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of KCMH and its Subsidiaries or (C) relating to agreements entered into with customers of KCMH or any of its Subsidiaries in the ordinary course of business;

(viii)       additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $*;

(ix)          the modification, replacement, extension or renewal of any Lien permitted by this Section 6.02(b) upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien or any proceeds or products thereof) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(x)          Liens securing obligations in respect of Indebtedness outstanding under Section 6.02(a)(vii), provided such Liens shall only extend to Collateral and shall be pari passu with the Liens securing the Obligations hereunder and subject to the Intercreditor Agreement, or junior to the Liens securing the Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and KCMH; and

(xi)          Liens securing obligations in respect of Indebtedness outstanding under Section 6.02(a)(viii), provided such Liens only extend to the loans made pursuant to such Fronting Facility and other assets related thereto, and in each case, the proceeds

*Material omitted and separately filed with the Commission under an application for confidential treatment.

thereof.  It is agreed that upon the incurrence of a Lien permitted pursuant to this clause (xi), any Collateral subject to such Lien shall be automatically released from the Liens securing the Obligations (and the Administrative Agent shall take such actions as reasonably requested by KCMH to evidence such release (or absence) of such Lien, it being understood that the Lenders authorize the Administrative Agent to enter into any such documentation, with the Administrative Agent authorized to rely on a certificate from KCMH confirming the automatic release (or absence) of such Lien hereunder in delivering any such documentation).

(c)          Mergers, Consolidations, Sales of Assets, Etc.  It will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property (in each case, whether now owned or hereafter acquired), or liquidate or dissolve (provided, that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may merge into KCMH in a transaction in which KCMH is the surviving entity) and it will not permit any of its Subsidiaries to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any Subsidiary, if a Default or Event of Default would result as a result from any such merger or consolidation and, if involving a Borrower or a Guarantor, unless such Borrower or Guarantor is the surviving entity or such successor entity is a Subsidiary of KCMH immediately following such merger or consolidation and expressly assumes the obligations of such Borrower or Guarantor, as applicable, under the Loan Documents; provided further that Subsidiaries of KCMH shall be permitted to liquidate or dissolve, except to the extent such liquidation or dissolution would reasonably be expected to result in a Material Adverse Effect and provided that upon or prior to the liquidation or dissolution of any Borrower no Borrowings of such Borrower or Letters of Credit issued for the account of such Borrower are outstanding.

(d)          Investments.  Without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld), it will not, and will not permit any of its Subsidiaries to, make any Investment in KKR or its Affiliates; provided, that so long as no Event of Default has occurred and is continuing, KCMH and its Subsidiaries may make Investments in the ordinary course of KCMH and its Subsidiaries’ capital markets business and in compliance with Section 6.02(i) in (i) any KCM Group Entity, (ii) any portfolio company (or any entity controlled by a portfolio company) of any fund, separately managed account or partnership managed or controlled or sponsored by KKR and/or its Affiliates (any such fund, account or partnership, a “KKR Vehicle”) and (iii) any KKR Vehicle with publicly traded securities or securities issued pursuant to Rule 144A of the Securities Act of 1933 or any foreign equivalent or with respect to which a registration statement or equivalent foreign document has been filed.

(e)          Dividends.  It will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or make distributions (other than dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests)) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any of its Equity Interests or Equity Interests of any direct or indirect parent thereof now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any Equity Interests of KCMH, now or hereafter outstanding (all of the foregoing, “dividends”), provided that KCMH and any Subsidiary may pay dividends if (x) immediately before and after paying such dividend, no (1) Default or (2) Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to * to 1.00 after giving pro forma effect thereto.  The limitations set forth in the immediately preceding sentence (other than subclause (x)(2) in the proviso thereto) shall not apply to any of the following items so long as KCMH is in compliance with Section 6.03 after giving pro forma effect thereto:

(i)           it may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests), provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(ii)          it may pay dividends, the proceeds of which will be used to pay (or to pay dividends to allow any direct or indirect parent of KCMH to pay (including to the individual owners of any direct or indirect parent of KCMH)) the tax liability of such parent and the individual owners of any direct or indirect parent, determined at the highest rate combined federal, state and local income tax rate applicable to an individual resident in New York City, attributable to KCMH or its Subsidiaries determined as if KCMH and its Subsidiaries filed separately;

(iii)         it or any of its Subsidiaries may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion; and

(iv)         any Subsidiary of KCMH may pay dividends to its direct parent; provided that if any such dividends are paid by a non-Wholly-Owned Subsidiary, such dividends shall be made ratably based on the equity holder’s interests therein (or any other amount more favorable to KCMH), provided further that if the proceeds of any outstanding Loans or Letters of Credit have been used for an Investment in such non-Wholly-Owned Subsidiary, any cash dividends paid to such parent shall be applied to prepay such Loans or cash collateralize such Letters of Credit if no Loans are outstanding, at the option of the Administrative Agent, without application of Section 3.12 or at the end of the next Interest Period(s).

(f)          Subordinated Debt Payments.  It will not, and will not permit any of its Subsidiaries to, prepay, repurchase or redeem, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness; provided that KCMH and any Subsidiary may prepay, repurchase or redeem, defease or otherwise satisfy any Subordinated Indebtedness if (x)

*Material omitted and separately filed with the Commission under an application for confidential treatment.

immediately before and after such payment, no Default or Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to * to 1.00 after giving pro forma effect thereto.   Notwithstanding the foregoing, nothing in this Section 6.02(f) shall prohibit the repayment or prepayment of intercompany Subordinated Indebtedness owed among KCMH and/or its Subsidiaries, in either case unless an Event of Default has occurred and is continuing and KCMH has received a notice from the Administrative Agent instructing it not to make or permit any such repayment or prepayment.

(g)          Burdensome Agreements.  It will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability (i) of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its material Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Security Agreement, or (ii) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, other than (A) this Agreement and the other Loan Documents, (B) any agreements governing Finance Subsidiary Debt and, in the case of clause (i) above only, purchase money Liens (or any permitted refinancing in respect thereof) or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any permitted refinancing of purchase money Indebtedness, no more restrictive than that in the relevant refinanced agreement), (C) any such agreement in effect at the time any Subsidiary becomes a Subsidiary of KCMH, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of KCMH; (D) any such agreement imposed or required by or otherwise entered into with any applicable Governmental Authority, (E) any agreement in respect of Indebtedness outstanding under Section 6.02(a)(vii) or (viii) and (F) any agreement in respect of Indebtedness permitted to be outstanding under this Agreement, provided such restrictions do not, in the good faith judgment of KCMH, impair in any material respect the ability of the Borrowers hereunder to comply with their payment obligations under the Loan Documents.

(h)          Affiliate Transactions.  It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than KCMH or any of its Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, including the payment and receipt of any dividend permitted pursuant to Section 6.02(e), and (b) upon terms that, in the aggregate, are no less favorable to KCMH or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that nothing in this Section 6.02(h) shall prohibit KCMH or any of its Subsidiaries from providing placement, advisory or other services in the ordinary course of business so long as such services do not include a funding obligation of KCMH or such Subsidiary.

(i)           Line of Business.  It will not, nor will it permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which KCMH and its Subsidiaries are engaged on the Closing Date or that are reasonably related thereto.

*Material omitted and separately filed with the Commission under an application for confidential treatment.

(j)           Change in Fiscal Year.  It will not make any change to its fiscal year; provided that KCMH may, upon written notice to the Administrative Agent, change its fiscal year end to any other fiscal year end reasonably acceptable to the Administrative Agent, in which case KCMH and the Administrative Agent will, and are hereby authorized by the other parties hereto to, make any adjustments to this Agreement that are necessary to effect such change.

SECTION 6.03.  Financial Covenant.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender and the Administrative Agent), KCMH covenants and agree that, unless the Majority Lenders shall otherwise consent in writing, KCMH will not permit the Debt to Equity Ratio on the last day of any fiscal quarter of KCMH to exceed * to 1.00.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)          any Borrower shall fail to pay when due any principal of any Loan;

(b)          any Borrower shall fail for five Business Days or more to pay any interest, fee or L/C Reimbursement Obligation or any other amount (other than principal) payable by such Borrower under any Loan Document when and as the same shall become due and payable;

(c)          any representation or warranty made or deemed made by an Obligor in this Agreement, any other Loan Document or in any certificate furnished pursuant to this Agreement shall prove to have been untrue in any material respect when made or deemed made;

(d)          any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(b) (with respect to the legal existence of such Borrower), (h)(i), 6.02 (other than those contained in clause (j) of such Section) or 6.03;

(e)          any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to KCMH;

(f)           any Borrower or any Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall fail to make any payment of principal of or interest on any Material Indebtedness when and as the same shall become due and payable (beyond any period of grace, if any); or any event or condition occurs that results in the acceleration (or, solely

*Material omitted and separately filed with the Commission under an application for confidential treatment.

with respect to any Material Indebtedness incurred under Section 6.02(a)(iii), permits the holders of such Indebtedness (or a trustee or agent on behalf of such holders) to cause such acceleration) of such Material Indebtedness prior to its scheduled maturity;

(g)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding up, reorganization or other relief in respect of any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) or its debts, or of a substantial part of its Property, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) or for a substantial part of its Property, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)          any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary (other than any Finance Subsidiary) or for a substantial part of its Property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)           any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)           one or more judgments for the payment of money in an aggregate amount in excess of $* shall be rendered against KCMH or any Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of KCMH or any Subsidiary to enforce any such judgment;

(k)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred for which liability has not been fully satisfied, would reasonably be expected to result in a Material Adverse Effect; or

(l)           the Guarantee and Security Agreement shall cease to be valid and binding on, or enforceable against, (i) KCMH or (ii) any other Borrower or Guarantor which is a Material Subsidiary (other than pursuant to the terms hereof or thereof or as a result of

*Material omitted and separately filed with the Commission under an application for confidential treatment.

acts or omissions of the Administrative Agent or any Lender), or KCMH or any such other Borrower or Guarantor shall so assert in writing; or

(m)         a Change of Control shall occur;

then the Administrative Agent shall upon the request of the Majority Lenders, by notice to KCMH, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments and thereupon they shall terminate immediately, (ii) terminate any obligation of the Issuing Lender to issue Letters of Credit hereunder, and thereupon such obligations shall terminate, (iii) declare the Loans and all other amounts payable by the Obligors under the Loan Documents to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued and other amounts payable by the Obligors under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and/or (iv) require the Borrowers to jointly and severally provide cash collateral for L/C Reimbursement Obligations and the outstanding undrawn Letters of Credit in an aggregate amount equal to the then aggregate L/C Exposure and thereupon the Borrowers shall forthwith provide such cash collateral on terms and subject to documentation reasonably satisfactory to the relevant Issuing Lenders and the Administrative Agent; and in case of any event applicable to any Borrower described in clause (g) or (h) of this Section, the Commitments and such obligations of the Issuing Lender shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued under the Loan Documents, shall automatically become due and payable, and the Borrowers jointly and severally shall automatically be required to provide such cash collateral, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.  Nothing herein shall terminate or otherwise modify the obligations of the Lenders under Section 2.02(d).

SECTION 7.02.  Investors’ Right to Cure.

(a)          Notwithstanding anything to the contrary contained in Section 7.01(d), in the event that KCMH fails to comply with the requirements of the covenant set forth in Section 6.03, until the expiration of the tenth day after the date on which financial statements for the fiscal period in which the covenant set forth in such Section 6.03 is being measured are required to be delivered pursuant to Section 6.01(a), any Person shall have the right to make a direct or indirect equity investment in KCMH in cash (the “Cure Right”), and upon the receipt by such Person of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to such Person), the covenant set forth in such Section 6.03 shall be recalculated, giving effect to a pro forma increase to Total Equity as of the relevant date of determination in an amount equal to such net cash proceeds.

(b)          If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, KCMH shall then be in compliance with the requirements of the covenant set forth in Section 6.03 for the relevant fiscal quarter, KCMH shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.01(d) that had occurred shall be deemed cured.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.  Appointment and Authority.  (a)          Each of the Lenders hereby irrevocably appoints MHCB to act on its behalf as the Administrative Agent under and in connection with the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of such provisions.

(b)          Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Lender.

(c)          The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the obligations of the Obligors under the Loan Documents, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.  Exculpatory Provisions.

(a)          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)         shall not, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower or a Lender.

(c)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or such issuance.  The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent and any Issuing Lender may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent and the Issuing Lender, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06.  Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and KCMH.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with KCMH, to appoint a successor, which shall be a nationally recognized bank with an office in New York, New York or an Affiliate of any such bank with an office in New York, New York.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided, that if the Administrative Agent shall notify KCMH and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this subsection.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this subsection).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between KCMH and such successor.  After the retiring Administrative Agent’s resignation, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.07.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.  No Other Duties; Etc.  Anything herein to the contrary notwithstanding, the Lead Arranger and any bookrunner listed on the cover page hereof shall not, in such capacities, have any powers, duties or responsibilities under any of the Loan Documents.

SECTION 8.09.  Intercreditor Agreement Governs. The Administrative Agent, each Lender and each Obligor hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms hereof.  Each Lender hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and each other intercreditor agreement entered into pursuant to the terms hereof (including any amendments or other modifications thereof) and to subject the Liens securing the Obligations to the provisions thereof.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by a Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following:  (i) subject such Lender to any additional obligations including, without limitation, any extension of the expiry date of the Commitment of such Lender or increase the Commitment of such Lender, (ii) reduce the principal of, or rate of interest on, any Loan, L/C Reimbursement Obligation or any fees or other amounts payable hereunder, (iii) postpone any date for payment of principal of, or interest on, any Loan, L/C Reimbursement Obligation or any fees or other amounts payable hereunder when due (other than fees or other amounts payable for the sole account of an Issuing Lender), or (iv) modify any of the provisions of the Loan Documents relating to pro rata payments; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (A) amend Section 3.07(a) or (b), or this Section 9.01, or (B) release all or substantially all of the Collateral or all or substantially all of the value of the Guarantees provided by the Guarantors; and provided further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Issuing Lenders in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or, as the case may be, the Issuing Lenders under any Loan Document and (y) if the Administrative Agent and KCMH shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and KCMH shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders within five Business Days after notice thereof. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(b)          This Agreement, the other Loan Documents and the other agreements provided for herein constitute the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof.

SECTION 9.02.  Notices, KCMH as Administrative Borrower, Etc.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsections (b) and (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i)           if to any Borrower or any Guarantor:

c/o KKR Capital Markets Holdings L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: * – Financial Controller; * – Counsel
Telephone:  *
Facsimile:  *
Electronic Mail:  *

(ii)        if to the Administrative Agent:

Mizuho Bank, Ltd.
New York Branch
1251 Avenue of the Americas
New York, New York 10020
Attention:  *
Telephone:  *
Facsimile:  *
Electronic Mail:  *

(iii)       if to the Issuing Lender:

Mizuho Bank, Ltd.
New York Branch
1251 Avenue of the Americas
New York, New York 10020
Attention:  *
Telephone:  *
Facsimile:  *
Electronic Mail:  *

(iv)         if to a Lender, to it at its address (or telecopier number, electronic mail address or telephone number) set forth in its Administrative Questionnaire;

provided, that any party may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties.  Except as provided in clause (d) below, notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices and communications to the Administrative Agent pursuant to Article II or Article VII shall not be effective until received by the Administrative Agent.  Notices delivered through electronic communications to the extent provided in clause (b)  below, shall be effective as provided in said clause (b).

*Material omitted and separately filed with the Commission under an application for confidential treatment.

(b)          Notices and other communications to any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Each Borrower further agrees that the Administrative Agent may make communications to Lenders available to the Lenders by posting the communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)          The Administrative Agent agrees that the receipt of the communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, one or more e-mail addresses to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address or addresses.

(e)          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)          The Borrowers each hereby irrevocably appoint KCMH as the administrative borrower with respect to this Agreement and the other Loan Documents, and all notices, demands and interactions with KCMH are hereby authorized by the other Borrowers, and shall be conclusive and binding on the other Borrowers, who duly and irrevocably authorize KCMH to act on their behalf for all purposes under this Agreement and the other Loan Documents, and the Administrative Agent and the Lenders may conclusively rely on all notices, directions, and other interactions with KCMH without consulting in any manner with the other Borrowers.

SECTION 9.03.  No Waiver; Remedies; Setoff.

(a)          No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)          If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such now or hereafter existing under this Agreement or any other Loan Document to such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.  Each Lender agrees to notify KCMH and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.04.  Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses.  The Borrowers jointly and severally shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of one counsel (together with one local counsel in each relevant jurisdiction)), in connection with the syndication of the facility contemplated hereby, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all out‑of‑pocket expenses incurred by the Administrative Agent and the Lenders (including the fees, charges and disbursements of one counsel (together with one local counsel in each relevant jurisdiction) and, after notice to KCMH, of more than one such counsel to the extent the Administrative Agent or any Lender reasonably determines that there is an actual conflict of interest requiring the employment of separate counsel) in connection with the enforcement (including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof) or, during the continuance of an Event of Default, protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section and (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

(b)          Indemnification by the Borrower.  The Borrowers jointly and severally hereby indemnify the Administrative Agent, the Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for the Indemnitees (together with one local counsel in each relevant jurisdiction) and, after notice to KCMH, of more than one such counsel to the extent any Indemnitee reasonably determines that there is an actual conflict of interest requiring the employment of separate counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Obligor and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)          Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent, the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Issuing Lender in connection with such capacity.

(d)          Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any Letter of Credit or the use of proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)          Payments.  All amounts due under this Section shall be payable not later than 15 Business Days after demand therefor.

SECTION 9.05.  Binding Effect, Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

SECTION 9.06.  Assignments and Participations.

(a)          Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest in accordance with clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that

(i)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the Administrative Agent and, unless an Event of Default has occurred and is continuing, KCMH otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(iv)         no assignment shall be made to a natural person.

Subject to notice to KCMH and acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the Assignment Date specified in each Assignment and Assumption (an “Assignment Date”), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.09, 3.11, 3.12 and 9.04 with respect to facts and circumstances occurring prior to such Assignment Date.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)          Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address specified in Section 9.02 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of any of KCMH’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 9.01 that affects such Participant.  Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits and obligations of Sections 3.09, 3.11, and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.06.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)          Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.09, 3.11 and 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)           Certain Pledges.  Any Lender, without the consent of any Borrower or the Administrative Agent may at any time grant security interest in all or any portion of its rights under this Agreement or any Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder.

(g)          Resignation as Issuing Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time MHCB assigns all of its Commitment and Loans pursuant to Section 9.06(b), MHCB may, upon 30 days’ notice to KCMH and the Lenders, resign as Issuing Lender.  In the event of any such resignation as Issuing Lender, KCMH shall be entitled to appoint, from among the Lenders, a successor Issuing Lender hereunder; provided, however, that no failure by KCMH to appoint any such successor shall affect the resignation of MHCB as Issuing Lender.  If MHCB resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Exposure with respect thereto.  Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to MHCB to effectively assume the obligations of MHCB with respect to such Letters of Credit.

SECTION 9.07. GOVERNING LAW; JURISDICTION; ETC.

(A)         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)          SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE

COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(C)          WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) ABOVE.  EACH BORROWER  IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(D)         SERVICE OF PROCESS.  EACH BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, AT ITS ADDRESS SET FORTH IN SECTION 9.02, OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING BY KCMH.

SECTION 9.08.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09.  Counterparts; Effectiveness; Execution.

(a)          Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)          Electronic Execution of Loan Documents or any Assignments.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Documents or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.10.  Survival.  The provisions of Sections 3.09, 3.11 and 3.12 and Article VIII and Section 9.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.11.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be subject to customary confidentiality obligations of professional practice or will agree (which agreement may be oral or pursuant to company policy) to be bound by the terms of this Section 9.12 (or language substantially similar to this Section 9.12)), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any Self Regulatory Organization), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any action or proceeding relating to the Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any

Borrower and its obligations, (g) with the consent of KCMH or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than KCMH or its Subsidiary.

For purposes of this Section, “Information” means all information received from KCMH or any of its Subsidiaries relating to KCMH or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by KCMH or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  No Fiduciary Relationship.  In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lead Arranger, each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, equity holders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Lead Arranger has advised or is currently advising any Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor the Lead Arranger has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor the Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulator and tax advisors to the extent it has deemed appropriate.  Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  USA PATRIOT Act.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 9.16.  Judgment Currency.  This is an international loan transaction in which the specification of Dollars or an Alternate Currency, as the case may be (the “Specified Currency”), and any payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to amounts denominated in such Specified Currency.  The payment obligations of the Borrowers under this Agreement and the other Loan Documents shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered.  The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be due hereunder or under the Notes in the Second Currency to the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrowers hereby, as a separate obligation and notwithstanding any such judgment, jointly and severally agree to indemnify the Administrative Agent or such Lender, as the case may be, against, and to pay the Administrative Agent or such Lender, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent or such Lender, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

SECTION 9.17.  European Monetary Union.  (a)  Definitions.  In this Section 9.17 and in each other provision of this Agreement to which reference is made in this Section 9.17 (whether expressly or impliedly), the following terms have the following respective meanings:

“EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency, being in part the implementation of the third stage of EMU.

“Euro” shall mean the single currency of Participating Member States of the European Union, which shall be a Currency under this Agreement.

“Euro Unit” shall mean a currency unit of the Euro.

“National Currency Unit” shall mean a unit of any Currency (other than a Euro Unit) of a Participating Member State.

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Target Operating Day” shall mean any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not operating (as determined by the Administrative Agent).

“Treaty on European Union” shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

(b)          Alternative Currencies.  If and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay such amount either in the Euro Unit or in such National Currency Unit.

(c)          Payments by the Administrative Agent Generally.  With respect to the payment of any amount denominated in the Euro or in a National Currency Unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in a National Currency Unit) to the account of any Borrower or any Lender, as the case may be, in the Principal Financial Center in the Participating Member State which the Borrower or, as the case may be, such Lender shall have specified for such purpose.  In this paragraph (c), “all relevant steps” shall mean all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time reasonably determine for the purpose of clearing or settling payments of the Euro.

(d)          Determination of Eurocurrency Rate.  For the purposes of determining the date on which the applicable rate for Eurocurrency Loans, as the case may be, is determined under this Agreement for any Loan denominated in the Euro (or any National Currency Unit) for any Interest Period therefor, references in this Agreement to London Banking Days shall be deemed to be references to Target Operating Days.  In addition, if the Administrative Agent determines that there is no Eurocurrency Rate displayed on the Screen Page for deposits denominated in the National Currency Unit in which any Loans are denominated, the Eurocurrency Rate for such Loans shall be based upon the rate displayed on the applicable Screen Page for the offering of deposits denominated in Euro Units.

(e)          Rounding.  Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to a minimum amount (or a multiple thereof) in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or a multiple thereof) in the Euro Unit as the Administrative Agent may from time to time specify.

(f)           Other Consequential Changes.  Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section 9.17, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

KKR CAPITAL MARKETS HOLDINGS L.P.,
as a Borrower

By:	KKR CAPITAL MARKETS HOLDINGS
GP LLC, its general partner

By:	/s/ Adam Smith
Name: Adam Smith
Title: Chief Executive Officer

KKR CORPORATE LENDING LLC, as a Borrower

By:	/s/ Adam Smith
Name: Adam Smith
Title: Chief Executive Officer

KKR CORPORATE LENDING (CA) LLC, as a Borrower

By:	/s/ Adam Smith
Name: Adam Smith
Title: Chief Executive Officer

KKR CORPORATE LENDING (TN) LLC, as a Borrower

By:	/s/ Adam Smith
Name: Adam Smith
Title: Chief Executive Officer

[Signature Page to 364-Day Revolving Credit Agreement]

KKR CORPORATE LENDING (UK) LLC, as a Borrower

By:	/s/ Adam Smith
Name: Adam Smith
Title: Chief Executive Officer

[Signature Page to 364-Day Revolving Credit Agreement]

MIZUHO BANK, LTD.,
as Administrative Agent and as a Lender

By:	/s/ James Yu
Name: James Yu
Title: Executive Director

[Signature Page to 364-Day Revolving Credit Agreement]

ANNEX A

PRICING GRID

The Applicable Margin (“Applicable Margin”) in respect of Borrowings, Letters of Credit under Section 2.03(c)(i) and the facility fee payable under Section 2.03(b) shall equal the amounts indicated in the pricing grid (the “Pricing Grid”) below (based, in the case of the Applicable Margin for Loans, on the number of days such Loan (or as applicable, Letter of Credit) remains outstanding after the date it is initially outstanding, as set forth below):

Days From Date Loan (or as applicable letter of credit) is Initially Outstanding	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	Applicable Margin for Facility Fee
*	1.25%	0.25%	0.20%
*	*%	*%	0.20%
*	*%	*%	0.20%
*	2.50%	1.50%	0.20%

*Material omitted and separately filed with the Commission under an application for confidential treatment.

SCHEDULE I

LENDERS AND COMMITMENTS

Lender	Commitment

*	$*

*Material omitted and separately filed with the Commission under an application for confidential treatment.

SCHEDULE II

MANDATORY COST RATE

Calculation of Mandatory Cost Rate

1.
The MCR Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period for any Loan denominated in an Alternate Currency (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The MCR Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from an Applicable Lending Office in a Participating Member State (as defined in Section 9.17) will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Applicable Lending Office.

4.	The Additional Cost Rate for any Lender lending from an Applicable Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan made in Pounds Sterling:

AB + C(B – D) + E x 0.01
100 – (A + C)	per cent, per annum.

(b)	in relation to a Loan denominated in any Alternate Currency other than Pounds Sterling:

E x 0.01
300	per cent, per annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which such Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Margin and the MCR Cost and, if applicable, any additional amount of interest specified in Section 3.02(b)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which such Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge pursuant to paragraph 7 below and expressed in pounds per £1,000,000;

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(b)
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
For purposes hereof, the Administrative Agent shall determine the rate of charge payable by it to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose as being the average of the Fee Tariffs applicable to the Administrative Agent for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Administrative Agent.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)             the jurisdiction of its Applicable Lending Office; and

(b)             any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rate of charge of the Administrative Agent for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an Applicable Lending Office in the same jurisdiction as its Applicable Lending Office.

10.
The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 8 above is true and correct in all respects.

11.
The  Administrative Agent shall distribute the additional amounts received as a result of the MCR to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and determined by the Administrative Agent pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule II in relation to a formula, the MCR, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Administrative Agent may from time to time, after consultation with KCMH and the Lenders, determine and provide notice to KCMH and the Lenders of any amendments which are required to be made to this Schedule II in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

SCHEDULE III

SUBSIDIARIES

Legal Name	Jurisdiction of Formation	Type of Entity	Equity Interest Holders	Percentage Held

KKR Corporate Lending LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Corporate Lending (UK) LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets Japan Holdings LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets Limited	U. K.	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets Asia Limited	Hong Kong	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Corporate Lending (Cayman) Ltd.	Cayman Islands	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets Japan Limited	Japan	Corporation	KKR Capital Markets Japan Holdings LLC	100%
KKR Corporate Lending (CA) LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Corporate Lending (TN) LLC	Delaware	Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets Holdco Limited	Jersey	Private Limited Liability Company	KKR Capital Markets Holdings L.P.	100%
KKR Capital Markets (Ireland) Limited	Ireland	Company	KKR Capital Markets Holdco Limited	100%

EXHIBIT A

[FORM OF NOTE]

PROMISSORY NOTE

$[_________]	[________], 20[__]

New York, New York

FOR VALUE RECEIVED, KKR CAPITAL MARKETS HOLDINGS L.P., a Delaware limited partnership (“KCM”), KKR CORPORATE LENDING LLC, a Delaware limited liability company (“KCL U.S.”), KKR CORPORATE LENDING (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR CORPORATE LENDING (TN) LLC, a Delaware limited liability company (“KCL T.N.”) and KKR CORPORATE LENDING (UK) LLC, a Delaware limited liability company (“KCL U.K.”; KCM, KCL U.S., KCL C.A. and KCL T.N. and KCL U.K. are collectively referred to herein as the “Borrowers”), hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the “Lender”), at such of the offices of Mizuho Bank, Ltd. in New York, New York as shall be notified to KCM from time to time, the principal sum of [DOLLAR AMOUNT] [United States Dollars, in lawful money of the United States] and in immediately available funds, on  [__], [20__], or such lesser amount at any time as shall equal the then aggregate outstanding principal amount of the Loans made by the Lender under the Credit Agreement referred to below, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until the principal hereof shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

This note (the “Note”) evidences the Loans made by the Lender under the 364-Day Revolving Credit Agreement, dated as of June 28, 2018  (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Borrowers, the lenders party thereto (including the Lender) and Mizuho Bank, Ltd., as Administrative Agent.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The date, amount, Type, Currency, interest rate and Interest Period of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the Schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation (or any error in making any such recordation) or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder.

Form of Note

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments hereof upon the terms and conditions specified therein.

Except as permitted by Section 9.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

KKR CAPITAL MARKETS HOLDINGS L.P.

By
Name:
Title:

KKR CORPORATE LENDING LLC

By
Name:
Title:

KKR CORPORATE LENDING (CA) LLC

By
Name:
Title:

KKR CORPORATE LENDING (TN) LLC

By
Name:
Title:

KKR CORPORATE LENDING (UK) LLC

By
Name:
Title:

Form of Note

SCHEDULE OF LOANS

This Note evidences the Loans made under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts and of the Types, and bearing interest at the rates and having the Interest Period set forth below, subject to the payments and prepayments of principal set forth below:

Borrower	Principal Amount of Loan (in Dollars)	Currency	Type of Loan	Interest Rate and Period	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Form of Note

EXHIBIT B

[FORM OF GUARANTEE AND SECURITY AGREEMENT]

Form Guarantee and Security Agreement

GUARANTEE AND SECURITY AGREEMENT

GUARANTEE AND SECURITY AGREEMENT, dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among KKR CAPITAL MARKETS HOLDINGS L.P., a Delaware limited partnership (“KCMH”), each Subsidiary of KCMH identified under the caption “GUARANTORS” on the signature pages hereto and each entity, if any, that becomes a “Guarantor” hereunder as contemplated by Section 7.13 hereof (individually, a “Guarantor” and, collectively, the “Guarantors” and, together with KCMH, the “Obligors”), and MIZUHO BANK, LTD., as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Reference is made to that certain 364-Day Revolving Credit Agreement, dated as of June 28, 2018, among KCMH, KKR CORPORATE LENDING LLC, a Delaware limited liability company (“KCL U.S.”), KKR CORPORATE LENDING (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR CORPORATE LENDING (TN) LLC, a Delaware limited liability company (“KCL T.N.”), and KKR CORPORATE LENDING (UK) LLC, a Delaware limited liability company (“KCL U.K.”; each of KCMH, KCL U.S., KCL C.A., KCL T.N. and KCL U.K. are individually referred to herein as a “Borrower” and collectively referred to herein as the “Borrowers”) and the Administrative Agent (as the same may be modified and supplemented from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrowers.  In addition, the Borrowers may from time to time be obligated to various Lenders (or their Affiliates) in respect of one or more Hedging Agreements.

Each Obligor is, as of the date hereof, the owner of (a) the shares of Equity Interests (the “Initial Pledged Equity”), (b) the indebtedness (the “Initial Pledged Debt”) and (c) the deposit account the (“Pledged Deposit Account”), each as set forth opposite such Obligor’s name on Part A of Annex II hereto.

To induce each Lender to enter into the Credit Agreement and to extend credit thereunder and under any Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, has agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and each Obligor has agreed to grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined) and each Guarantor and each other Obligor have agreed to enter into this Agreement pursuant to the terms set forth below.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  Definitions, Etc.

1.01        Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

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Form Guarantee and Security Agreement

1.02        Certain Uniform Commercial Code Terms.  As used herein, the terms “Account”, “Chattel Paper”, “Deposit Accounts”, “Document”, “Equipment”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Commercial Tort Claims” and “Proceeds” have the respective meanings set forth in Article 9 of the UCC, and the terms “Entitlement Holder”, “Financial Asset” and “Securities Account” have the respective meanings set forth in Article 8 of the UCC.

1.03        Additional Definitions.  In addition, as used herein:

“Bankruptcy Law” has the meaning assigned to such term in Section 2.01.

“Collateral” has the meaning assigned to such term in Section 4.

“Collateral Account” has the meaning assigned to such term in Section 5.01.

“Excess Funding Guarantor” has the meaning assigned to such term in Section 2.08.

“Excess Payment” has the meaning assigned to such term in Section 2.08.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Initial Pledged Debt” has the meaning assigned to such term in the preamble hereto.

“Initial Pledged Equity” has the meaning assigned to such term in the preamble hereto.

“L/C Exposure Sub-Account” has the meaning assigned to such term in Section 5.04.

“Pledged Deposit Account” has the meaning assigned to such term in the preamble hereto.

“Pledged Debt” has the meaning assigned to such term in Section 4(b)(iv).

“Pledged Equity” has the meaning assigned to such term in Section 4(b)(iii).

“Pro Rata Share” has the meaning assigned to such term in Section 2.08.

“Secured Creditors” means, collectively, the Lenders (including each Issuing Lender) and the Administrative Agent, any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and assigns.

“Secured Obligations” means, collectively, (a) in the case of the Borrowers, (i) all obligations of the Borrowers under the Loan Documents to pay the principal of and interest on the Loans and the L/C Reimbursement Obligations and all fees, premiums, costs, expenses, indemnification payments and other amounts or obligations whatsoever,

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Form Guarantee and Security Agreement

whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Secured Creditors or any of them under the Loan Documents and (ii) all obligations of the Borrowers to any Lender (or any Affiliate thereof) under any Hedging Agreement, (b) in the case of the Guarantors, all obligations of the Guarantors under Section 2 hereof and (c) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case with respect to any Obligor under the United States Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).

“Security Collateral” has the meaning assigned to such term in Section 4(b).

“Subagent” has the meaning assigned to such term in Section 6.15(b).

“Subordinated Obligations” has the meaning assigned to such term in Section 2.10.

1.04        Treatment of Hedging Agreements.  For purposes hereof, it is understood that any obligations of any Borrower to a Person arising under a Hedging Agreement entered into with a Lender or an Affiliate thereof shall nevertheless continue to constitute Secured Obligations and Guaranteed Obligations, and such Person shall continue to be a Secured Creditor, for purposes hereof, notwithstanding that such Person (or its Affiliates) may have assigned all of its Loans and other interests in the Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliates) is no longer a “Lender” party to the Credit Agreement.

SECTION 2.  Guarantee.

2.01        The Guarantee.  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to each of the Secured Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of:

(a)          the principal of and interest on the Loans and the L/C Reimbursement Obligations and all fees, premiums, costs, expenses, indemnification payments and other amounts or obligations whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Lenders or the Administrative Agent or any of them by any Obligor under any of the Loan Documents, and

(b)          all obligations of any Borrower to any Lender (or any Affiliate thereof) under any Hedging Agreement,

in each case in accordance with the terms thereof and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding (such obligations being herein collectively called the “Guaranteed Obligations”).  Each Guarantor hereby further jointly and severally agrees that if any Obligor shall fail to pay in

3
Form Guarantee and Security Agreement

full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Each Guarantor, the Administrative Agent and each other Secured Creditor, hereby confirms that it is the intention of all such Persons that this Agreement and the obligations of each Guarantor hereunder do not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Creditors and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Sections 7.01(g) or (h) of the Credit Agreement or under Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

2.02        Obligations Unconditional.  The obligations of each Guarantor under Section 2.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Obligor under any of the Loan Documents or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of such Guarantor hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of such Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of the Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

4
Form Guarantee and Security Agreement

(d)         any Lien in favor of any Secured Creditor as security for any of the Guaranteed Obligations shall fail to be perfected or be released;

(e)          any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; or

(f)           any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Creditor that might otherwise constitute a defense available to, or discharge of, any Obligor or any other guarantor or surety.

Each Guarantor hereby expressly, unconditionally and irrevocably waive diligence, presentment, promptness, demand of payment, protest, default, acceleration and all notices whatsoever, and any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against any Obligor under any of the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Creditor that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Obligors, any other guarantor or any other Person or any Collateral and (b) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 2 are knowingly made in contemplation of such benefits.

2.03        Reinstatement.  The obligations of each Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor jointly and severally agrees that it will indemnify the Secured Creditors on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Secured Creditors in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.04        Subrogation.  Each Guarantor jointly and severally agrees that, until the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnity obligations not then due) and the expiration and termination of the Commitments under the Credit Agreement and the expiry, termination or cash collateralization or other back-stopping on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH of all Letters of Credit thereunder, they shall not exercise any right or remedy (whether

5
Form Guarantee and Security Agreement

or not arising in equity or under contract, statute or common law) arising by reason of any existence, payment, enforcement or performance by such Guarantor of its obligations under any Loan Document, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.05        Remedies.  Each Guarantor jointly and severally agrees that, as between such Guarantor and the Lenders, the obligations of any Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article VII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 2.01.

2.06        Instrument for the Payment of Money.  Each Guarantor acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Secured Creditor, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.07        Continuing Guarantee; Assignments.  The guarantee in this Section 2 is a continuing guarantee, and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations (other than any contingent indemnity obligations not then due), (ii) the termination or expiration of all the Commitments of the Lenders and (iii) the latest date of expiration or termination of all Letters of Credit (unless cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH), (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Creditors and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Creditor may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise, in each case as and to the extent provided in Section 9.06 of the Credit Agreement.

2.08        Rights of Contribution.  The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, then each other Guarantor shall, upon the demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined

6
Form Guarantee and Security Agreement

below) in respect of such Guaranteed Obligations.  The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor to the Secured Creditor under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 2.08, (a) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (b) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor (excluding any shares of stock or other equity interest of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (i) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (ii) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

2.09        Payments Free and Clear of Taxes, Etc.  Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrowers are required to be made free and clear of Indemnified Taxes and Other Taxes pursuant to Section 3.11 of the Credit Agreement.

2.10        Subordination.  Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Obligor (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 2.10:

(a)          Prohibited Payments, Etc.  Except after the occurrence of and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor may receive regularly scheduled payments from any other Obligor on account of the Subordinated Obligations.

(b)          Prior Payment of Guaranteed Obligations.  After the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other

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Form Guarantee and Security Agreement

Obligor), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c)          Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Obligor, each Guarantor agrees that the Secured Creditors shall be entitled to receive payment in full in cash of all Guaranteed Obligations before such Guarantor receives payment of any Subordinated Obligations.

(d)          Turn-Over.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Creditors and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

2.11        Covenants.  Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than any contingent indemnity obligations not then due), any Letter of Credit shall be outstanding (unless cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH) or any Lender shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that any Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

SECTION 3.  Representations and Warranties.  Each Obligor represents and warrants to the Lenders and the Administrative Agent for the benefit of the Secured Creditors that:

3.01        Organizational Matters; Enforceability, Etc.  In the case of each Guarantor the representations and warranties of the Borrowers relating to such Guarantor in Article V of the Credit Agreement are true as of the date such representations were made.

3.02        Title.  Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) Liens permitted by the Credit Agreement and (b) the security interest created or provided for herein, which security interest constitutes a valid first priority perfected Lien on the Collateral (or in the case of Collateral upon which Liens permitted by Section 6.02(b)(ii) of the Credit Agreement exist, a valid second priority perfected Lien on the Collateral) subject to Liens permitted by the Credit Agreement; provided that, except in the case of the Pledged Deposit Agreement listed on Part A of Annex II (subject to Section 6.01(m) of the Credit Agreement) or any other deposit account used as the primary account to deposit funds from the Credit

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Form Guarantee and Security Agreement

Agreement, possession of certificated securities and Instruments, no Obligor shall be required to perfect the security interest created or provided for herein by any means other than filings pursuant to the UCC or with the United States Patent and Trademark Office (“PTO”) or the United States Copyright Office (and any similar office in any other country).

3.03        Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex I hereto.  Said Annex I correctly specifies (a) the place of business of such Obligor or, if such Obligor has more than one place of business, the location of the chief executive office of such Obligor, and (b) each location where any financing statement naming such Obligor as debtor is currently on file.

3.04        Changes in Circumstances.  Such Obligor has not (a) within the period of three months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (b) heretofore changed its name, type of organization, jurisdiction of organization or organizational identification number or (c) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

3.05        Guarantors.  Each Wholly-Owned Subsidiary of KCMH that is a Domestic Subsidiary, other than any Broker-Dealer Subsidiary, existing on the date hereof, has executed this Agreement and is identified under the caption “GUARANTOR” on the signature pages hereto.

3.06        Security

(a)          If such Obligor is an issuer of Security Collateral, such Obligor confirms that it has received notice of the security interest granted hereunder.

(b)          The Pledged Equity pledged by such Obligor hereunder, to the extent such Pledged Equity has been issued by another Obligor or Subsidiary of KCMH, has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such terms are applicable).  The Pledged Debt pledged by such Obligor hereunder, to the extent such Pledged Debt has been issued by another Obligor or Subsidiary of KCMH, has been duly authorized, authenticated or issued and delivered, is the legal, valid and  binding obligation of the issuers thereof.

(c)          The Initial Pledged Equity pledged by such Obligor constitutes, as of the date hereof, the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Annex II hereto.  The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Obligor by the issuers thereof that is evidenced by instruments on the date hereof and is outstanding in the principal amount indicated on Annex II hereto.

(d)         As of the date hereof, other than as set forth on Annex II, such Obligor has (i) no deposit accounts and (ii) no Securities Accounts.

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Form Guarantee and Security Agreement

SECTION 4.  Collateral.  As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Administrative Agent for the ratable benefit of the Secured Creditors, as hereinafter provided, a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence:

(a)          all Accounts, Chattel Paper, Collateral Accounts, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, money; and

(b)          the following (collectively, the “Security Collateral”):

(i)         the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends,  distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity, all warrants, rights or options issued thereon or with respect thereto and all general intangibles (including membership status, control rights and economic interests) arising therefrom;

(ii)        the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii)       all additional shares of stock and other Equity Interests from time to time acquired by such Obligor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interest, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests, all warrants, rights or options issued thereon or with respect thereto and all general intangibles (including membership status, control rights and economic interests) arising therefrom;

(iv)       all additional indebtedness from time to time owed to such Obligor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

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Form Guarantee and Security Agreement

(v)        the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi)       all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contacts and (E) commodity accounts) in which such Obligor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(c)          all Proceeds of, collateral for, income, royalties and other economic rights or payments now or hereafter due and payable with respect to, any of the Collateral, all substitutions and replacements for, any of the Collateral, cash and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

(all of the property described in this Section 4 being collectively referred to herein as “Collateral”) PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) more than 65% of the issued and outstanding Voting Shares of any non-Domestic Subsidiary (or any Domestic Subsidiary that is a disregarded entity for U.S. federal tax purposes substantially all of whose assets consist of capital stock and/or indebtedness of one of more Foreign Subsidiaries), (b) motor vehicles and other assets subject to certificates of title, Letter of Credit Rights and Commercial Tort Claims, (c) any application for registration of a trademark filed with the PTO on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is accepted by the PTO, at which time such trademark shall automatically become part of the Collateral and subject to the security interest pledged, (d) those assets over which the granting of security interests in such assets would be prohibited by applicable law, regulation, or agreements containing anti-assignment clauses not overridden by the UCC or other applicable law, (e) those assets as to which the Administrative Agent and the Borrower reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (f) any Equity Interests in any Designated Entity.

SECTION 5.        Collateral Account and Deposit Account.

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Form Guarantee and Security Agreement

5.01        Collateral Account.  The Administrative Agent will, if so directed by the Issuing Lender or the Majority Lenders, as applicable, cause to be established at the Administrative Agent a collateral account (the “Collateral Account”), that

(a)          to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a Securities Account in respect of which the Administrative Agent shall be the Entitlement Holder or which shall be subject to a control agreement in form and substance satisfactory to the Administrative Agent, and

(b)          to the extent of any cash credited thereto shall be a Deposit Account in respect of which the Administrative Agent shall be the depositary bank’s customer and shall have control over such Deposit Account, and into which each Obligor agrees to deposit from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto or pursuant to any other Loan Document, and into which the Obligors may from time to time deposit any additional amounts that it wishes to provide as additional collateral security hereunder.  The Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

5.02        Withdrawals.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Section 5.02 and Section 5.03 below.  The Administrative Agent shall (except as otherwise provided in the last sentence of this Section 5.02 and except after the occurrence of and during the continuation of an Event of Default) remit the collected balance standing to the credit of the Collateral Account to or upon the order of the relevant Obligor as such Obligor (through KCMH) shall from time to time instruct.  At any time following the occurrence of and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion, after written notice to KCMH, apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account (regardless of the origin thereof) to the prepayment of the principal of the Loans (and/or to provide payment or cover for L/C Exposure) in the manner specified in Article VII of the Credit Agreement.

5.03        Investment of Balance in Collateral Account.  The cash balance standing to the credit of the Collateral Account shall be invested from time to time as the respective Obligor through KCMH or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall determine which investments shall be held in the name and be under the control of the Administrative Agent (and credited to the Collateral Account); provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 6.08.

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Form Guarantee and Security Agreement

5.04        Cover for L/C Exposure.  Amounts deposited into the Collateral Account as cover for L/C Exposure under the Credit Agreement as contemplated by Article VII thereof shall be held by the Administrative Agent in a separate sub-account (designated “L/C Exposure Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the L/C Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

5.05        Delivery of Security Collateral.  All certificates or instruments representing or evidencing Security Collateral (if and to the extent certificated and, with respect to Indebtedness (other than Intercompany Indebtedness), in an amount in excess of $5,000,000), other than Security Collateral that is subject to a Lien permitted by Section 6.02(b)(ii), shall be promptly delivered to and held by or on behalf of the Administrative Agent (or its bailee or designee) pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent (or its bailee or designee).

5.06        Maintaining Pledged Deposit Account. Subject to Section 6.01(m) of the Credit Agreement, so long as any Guaranteed Obligation or Secured Obligation shall remain unpaid (other than any contingent obligations not then due), any Letter of Credit shall be outstanding (unless cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH), or any Lender shall have any Commitment, each Obligor will maintain the primary account to deposit funds from the Credit Agreement only with the financial institution acting as Administrative Agent hereunder or with a bank that has agreed with such Obligor and the Administrative Agent (or its bailee or designee) to comply with instructions originated by the Administrative Agent (or its bailee or designee) directing the disposition of funds in such deposit account without the further consent of such Obligor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent (or its bailee or designee).  As of the Closing Date the Pledged Deposit Account is used as the primary account to deposit funds from the Credit Agreement and, for the avoidance of doubt, such Pledged Deposit Account may be replaced by another deposit account as the primary account to deposit funds from the Credit Agreement, subject to the requirements of this Section 5.06.

SECTION 6.  Collateral Account and Deposit Further Assurances; Remedies.  In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby, jointly and severally with each other Obligor, agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

6.01        Delivery and Other Perfection.  Each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest, including recordations before the PTO, United States Copyright Office (and any similar office in any other country), as appropriate.  Each Obligor hereby authorizes the Administrative Agent to file one or more

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Form Guarantee and Security Agreement

financing statements indicating that such financing statement covers all assets or all personal property (or words of similar effect) of such Obligor, in each case without the signature of such Obligor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

6.02        Other Financing Statements or Control.  Subject to the Intercreditor Agreement and except to the extent otherwise permitted by the Loan Documents, no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Creditors, or (b) cause or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-106 of the UCC) of any Equity Interest held by such Obligor in any of its Subsidiaries constituting part of the Collateral.

6.03        Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

6.04        Remedies.  (a)   Rights and Remedies Generally upon Default.  Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and is continuing, the Administrative Agent, in addition to other  rights and remedies provided for herein or in any other Loan Document, or otherwise available to it, shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)           the Administrative Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)          the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral; provided that the Administrative Agent shall provide KCMH with prior notice thereof;

(iii)         the Administrative Agent may require the Obligors to notify (and each Obligor hereby authorizes the Administrative Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument,

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Form Guarantee and Security Agreement

constituting part of the Collateral that such Collateral has been assigned to the Administrative Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Obligor they shall be held in trust by such Obligor for the benefit of the Administrative Agent and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);

(iv)         the Administrative Agent may prohibit withdrawals from, and/or apply to the payment of the Secured Obligations, any money or other property in the Collateral Account; provided that the Administrative Agent shall provide KCMH with prior notice thereof;

(v)          the Administrative Agent may require the Obligors to cause any securities constituting part of the Collateral, to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such securities is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to respective Obligor (through KCMH) copies of any notices and communications received by it with respect to such securities);

(vi)         the Administrative Agent may sell, lease, license, assign or otherwise dispose of all or any part of the Collateral now owned or hereafter acquired at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Administrative Agent or any other Secured Creditor or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(vii)        if the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Obligor pursuant this Section 6, each Obligor agrees that, upon the request of the Administrative Agent, such Obligor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Proceeds of each collection, sale or other disposition under this Section 6.04, shall be applied in accordance with Section 6.08.

(b)          Certain Securities Act Limitations.  The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect

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Form Guarantee and Security Agreement

to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Obligors acknowledge that any such public sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such public sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)          Notice.  The Obligors agree that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, fifteen Business Days’ notice shall be deemed to constitute reasonable prior notice.

6.05        Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.04 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

6.06        Locations; Names, Etc.  Without at least 30 days’ prior written notice to the Administrative Agent (or such shorter period of time as the Administrative Agent shall reasonably agree), no Obligor shall (a) change its location (as defined in Section 9-307 of the UCC) or (b) change its name, type of organization, mailing address or jurisdiction of organization from those set forth in Annex I hereto.

6.07        Public Sale.  None of the Secured Creditors and the Administrative Agent shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any public sale pursuant to Section 6.04 conducted in a commercially reasonable manner.  Each Obligor hereby waives any claims against the Secured Creditors or the Administrative Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a public sale was less than the price that might have been obtained at a public sale without such restrictions or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

6.08        Application of Proceeds.  Subject to the Intercreditor Agreement, except as otherwise herein expressly provided and except as provided below in this Section 6.08, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 5 or this Section 6, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

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Form Guarantee and Security Agreement

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Third, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender), equally and ratably in accordance with the respective amounts thereof then due and owing;

Fourth, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, L/C Reimbursement Obligations and other obligations of the Obligors under the Loan Documents, equally and ratably in accordance with the respective amounts thereof then due and owing;

Fifth, to the payment in full of the Secured Obligations (other than those specified in clauses Second, Third and Fourth above), in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the relevant Obligor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the L/C Exposure Sub-Account of the Collateral Account pursuant to Section 5.04 shall be applied first to the L/C Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 6.08.

6.09        Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and be continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

6.10        Continuing Security Interest; Assignments.  (a) This Agreement shall create a continuing security interest in the Collateral and shall, subject to clause (b) below, (i) remain in full force and effect until the latest of (A) the payment in full in cash of the Secured Obligations (other than any contingent obligations indemnity not then due), (B) the termination

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Form Guarantee and Security Agreement

or expiration of all of the Commitments of the Lenders and (C) the termination or expiration of all Letters of Credit (unless cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH), (ii) be binding upon each Obligor, its successors and assigns and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and permitted assigns.  Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it an the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.06 of the Credit Agreement.

(b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction not otherwise prohibited by any Loan Document (or a Lien permitted under Section 6.02(a)(viii) of the Credit Agreement shall apply to such Collateral), then such Collateral shall automatically be released from the Liens created hereby or under any other Loan Document and the Administrative Agent, at the request and sole expense of any Obligor, shall execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of any Obligor, such Obligor (other than KCMH) shall be released from its obligations hereunder in the event that such Obligor shall cease to be a Wholly-Owned Subsidiary of KCMH pursuant to a transaction not otherwise prohibited by any Loan Document.

6.11        Termination.  When all Secured Obligations shall have been paid in full in cash (other than contingent indemnity obligations not then due) and the Commitments of the Lenders under the Credit Agreement and all L/C Exposure shall have expired or been terminated or have been cash collateralized or otherwise back-stopped on terms reasonably satisfactory to the relevant Issuing Lender, the Administrative Agent and KCMH, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the relevant Obligor.  The Administrative Agent shall also, at the expense of such Obligor, execute and deliver to the respective Obligor upon such termination such UCC termination statements, as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral as required by this Section 6.11.

6.12        Further Assurances and Post-Closing Matters.  Subject to the Intercreditor Agreement, each Obligor agrees that from time to time (at the expense of such Obligor) upon the written request of the Administrative Agent, such Obligor will execute and deliver such further instruments and documents and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement and to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

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Form Guarantee and Security Agreement

6.13        Voting Rights; Dividends; Etc.  (a)   So long as no Event of Default shall have occurred and be continuing:

(i)           Each Obligor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Obligor or any part thereof for any purpose not in violation of this Agreement or the other Loan Documents;

(ii)          Each Obligor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Obligor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral shall, if received by such Obligor, be received in trust for the benefit of the Administrative Agent and, if required by Section 5.05, promptly be delivered to the Administrative Agent and held as Security Collateral in the same form received (with any necessary endorsements); and

(iii)         The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Obligor all such proxies and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest and other payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)         Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default:

(i)           All rights of each Obligor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.13(a) shall, upon notice to such Obligor by the Administrative Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 6.13(a) shall, upon notice to such Obligor by the Administrative Agent, cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)          All dividends, interest and other distributions that are received by any Obligor contrary to the provisions of paragraph (i) of this Section 6.13(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Obligor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

6.14        Administrative Agent May Perform.  If any Obligor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause the performance of, such agreement, and the

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Form Guarantee and Security Agreement

reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Obligor.

6.15        The Administrative Agent’s Duties.  (a)   The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Creditors’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)          Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral.  In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Obligor hereunder shall be deemed, for purposes of this Agreement, to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Creditors, as security for the Secured Obligations of such Obligor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

SECTION 7.  Miscellaneous.

7.01        Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “address for notices” specified pursuant to Section 9.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 9.02.  Any notice to be delivered to any Guarantor hereunder shall be delivered to KCMH (at its aforesaid address) on behalf of such Guarantor.

7.02        No Waiver.  No failure on the part of any Secured Creditor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Creditor of any right, power or remedy hereunder preclude any other or further exercise

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thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.03        Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each applicable Obligor and the Administrative Agent (with the consent of the Lenders as specified in Section 9.01 of the Credit Agreement).  Any such amendment or waiver shall be binding upon the Secured Creditors and each Obligor.

7.04        Indemnification by the Obligors.  Each Obligor shall indemnify each Secured Creditor and each Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for the Indemnitees (together with one local counsel in each relevant jurisdiction) and, after notice to KCMH, of more than one such counsel to the extent any Indemnitee reasonably determines that there is an actual conflict of interest requiring the employment of separate counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of, this Agreement, including, without limitation, enforcement of this Agreement, whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by an Obligor against an Indemnitee for material breach of such Indemnitee’s obligations hereunder, if such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

7.05        Expenses.  The Obligors jointly and severally agree to reimburse each of the Secured Creditors for all reasonable costs and expenses incurred by them (including the reasonable fees and expenses of one legal counsel for the Secured Creditors in each relevant jurisdiction or of more than one such legal counsel to the extent any Secured Creditor reasonably determines that there is an actual conflict of interest requiring the employment of separate legal counsel) in connection with (a) any enforcement of their rights hereunder, or, during the continuation of an Event of Default, protection of its rights in connection with this Agreement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (b) the enforcement of this Section 7.05, (c) the administration of this Agreement and (d) the custody, preservation, use or

21
Form Guarantee and Security Agreement

sale of any of the Collateral, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

7.06        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor and the Secured Creditors; provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent.

7.07        Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.08        Governing Law; Submission to Jurisdiction; Etc.  (a)   Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction.  Each Guarantor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Guarantor irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue.  Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.08.  Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.09        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

22
Form Guarantee and Security Agreement

PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.10        Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.11        Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.12        Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.13        Additional Subsidiary Guarantors.  The Obligors shall cause any Wholly-Owned Subsidiary of KCMH that is a Domestic Subsidiary, other than any Broker-Dealer Subsidiary or any Domestic Subsidiary of a Foreign Subsidiary or a Domestic Subsidiary that is a disregarded entity for U.S. federal tax purposes substantially all of whose assets consist of capital stock and/or indebtedness of one or more Foreign Subsidiaries, formed or acquired after the date hereof to become a “Guarantor” and an “Obligor” under this Agreement, by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit 1 hereto (together with an appropriate legal opinion of counsel, as referred to in said Exhibit 1).  Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Guarantor” and an “Obligor” under and for all purposes of this Agreement and the other Loan Documents, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such new Subsidiary and each reference in this Agreement to an Annex shall also mean and be a reference to the annex as attached to such Guaranteed Assumption Agreement.  In addition, upon the execution and delivery of any such Guarantee Assumption Agreement, the new Guarantor makes the representations and warranties set forth in Section 3 hereof.  Notwithstanding the foregoing, none of (i) KCM U.S. nor any other Broker-Dealer Subsidiary or (ii) any Wholly-Owned Domestic Subsidiary, the giving of a guarantee hereunder would, in the reasonable determination of KCMH, materially and adversely affect the ability of such Subsidiary to comply with applicable Laws and regulations, shall be a Guarantor under this Agreement.

7.14        Set off.  Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Secured Creditor is hereby authorized at any time

23
Form Guarantee and Security Agreement

and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Creditor to or for the credit or the account of any Guarantor against any and all of the obligations of such now or hereafter existing under this Agreement or any other Loan Document to such Secured Creditor irrespective of whether or not such Secured Creditor shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Creditor different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Secured Creditor under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Creditor may have.  Each Secured Creditor agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

7.15        Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Lien and Security Interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of any Intercreditor Agreement then in effect.  In the event of any conflict between the terms of any Intercreditor Agreement then in effect and the terms of this Agreement, the terms of such Intercreditor Agreement shall govern and control.  No right, power or remedy granted to the Administrative Agent hereunder shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in contravention of any such Intercreditor Agreement.

[Signature pages follow.]

24
Form Guarantee and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

KKR CAPITAL MARKETS HOLDINGS L.P.
By:	KKR CAPITAL MARKETS HOLDINGS GP LLC, its General Partner

By
Name:
Title:

GUARANTORS:

KKR CORPORATE LENDING LLC

By
Name:
Title:

KKR CORPORATE LENDING (CA) LLC

By
Name:
Title:

KKR CORPORATE LENDING (TN) LLC

By
Name:
Title:

KKR CORPORATE LENDING (UK) LLC

By
Name:
Title:

[Signature Page to Guarantee and Security Agreement]

Form Guarantee and Security Agreement

MIZUHO BANK, LTD.,
as Administrative Agent

By
Name:
Title:

[Signature Page to Guarantee and Security Agreement]

Form Guarantee and Security Agreement

EXHIBIT 1
[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT, dated as of ________ __, 20__ by [NAME OF ADDITIONAL GUARANTOR], a ________ corporation (the “Additional Guarantor”), in favor of Mizuho Bank, Ltd., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

KKR CAPITAL MARKETS HOLDINGS L.P., a Delaware limited partnership (“KCMH”), KKR CORPORATE LENDING LLC, a Delaware limited liability company (“KCL U.S.”), KKR CORPORATE LENDING (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR CORPORATE LENDING (TN) LLC, a Delaware limited liability company (“KCL T.N.”) and KKR CORPORATE LENDING (UK) LLC, a Delaware limited liability company (“KCL U.K.”; KCMH, KCL U.S., KCL C.A., KCL T.N. and KCL U.K. are collectively referred to herein as the “Borrowers”), and the Administrative Agent are parties to a 364-Day Credit Agreement, dated as of June 28, 2018 (as modified and supplemented and in effect from time to time, the “Credit Agreement”).  In connection with the Credit Agreement, the Borrowers, the Guarantors referred to therein and the Administrative Agent are parties to a Guarantee and Security Agreement, dated as of June 28, 2018 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”).  Terms defined in the Credit Agreement or the Guarantee and Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Guarantee and Security Agreement.

In accordance with Section 7.13 of the Guarantee and Security Agreement, the Additional Guarantor hereby agrees that each reference in any of the Loan Documents to a “Guarantor” or an “Obligor” shall also mean and be a reference to the Additional Guarantor, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the Additional Guarantor’s Collateral or part thereof, as the case may be, and that each reference in the Guarantee and Security Agreement to an Annex shall also mean and be a reference to the annexes attached hereto.  Without limiting the foregoing, the Additional Guarantor hereby, (a) jointly and severally with the other Guarantors, guarantees to each Secured Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Section 2 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, pledges and grants to the Administrative Agent for the ratable benefit of the Secured Creditors a security interest in all of the Additional Guarantor’s rights, title and interest in, to and under the Collateral of the undersigned, in each case whether tangible or intangible, wherever located, and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.  The undersigned has attached hereto supplemental Annex I and Annex II to Annex I and Annex II, respectively, to the Guarantee and Security Agreement, and the undersigned hereby certifies that such supplemental annexes have

Exhibit I - 1

Form Guarantee and Security Agreement

been prepared by the undersigned in substantially the form of the equivalent Annexes to the Guarantee and Security Agreement and are complete and correct in all material respects.  In addition, the Additional Guarantor hereby makes the representations and warranties set forth in Section 3 of the Guarantee and Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to any of the Loan Documents included reference to this Agreement.

The Additional Guarantor hereby instructs its counsel to deliver any opinions to the Secured Creditors required to be delivered in connection with the execution and delivery hereof.

Exhibit I - 2

Form Guarantee and Security Agreement

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By
Title:
Accepted and agreed:

[NAME OF ADMINISTRATIVE AGENT],

as Administrative Agent

By

Title

Exhibit I - 3

Form Guarantee and Security Agreement

EXHIBIT C

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date]

Mizuho Bank, Ltd., as Administrative Agent
for the Lenders parties to the Revolving Credit
Agreement referred to below
1251 Avenue of the Americas
New York, New York  10020

Attention:  [________]

Ladies and Gentlemen:

The undersigned, [Requesting Borrower], refers to the 364-Day Revolving Credit Agreement, dated as of June 28, 2018 (as from time to time amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC, as Borrowers, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent for such Lenders, and hereby, irrevocably and unconditionally, gives you notice pursuant to Section 2.01(b) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Loans thereunder, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.01(b) of the Credit Agreement:1

(i)           The Business Day of the Proposed Borrowing is ___________ __, _____.

(ii)          The Type of Loan of the Proposed Borrowing is ___________.

(iii)         The applicable Borrowing Category for the Proposed Borrowing is ___________.

(iv)         The aggregate amount of the Proposed Borrowing stated in Dollars is $___________ and the Currency thereof is __________.

[1]
To the extent applicable, the requesting Borrower shall provide (a) Moody’s/S&P Rating for each Financing Transaction outstanding on the date hereof (and any proposed Financing Transaction), (b) percentage of Aggregate Facility Amount for each applicable Rating represented by this Borrowing, (c) if applicable, the internal credit approved hold position, (d) the debt to EBITDA ratio of any applicable borrower or issuer in connection with any Financing Transaction, to the extent such borrower or issuer is “Unrated” and (e) the percentage of the total amount of any proposed Financing Transaction that is represented by the underwriting obligation or financing commitment of KCMH or any Subsidiary.

Form of Notice of Borrowing

(v)          The initial Interest Period for each Loan made as part of the Proposed Borrowing is ______ month[s]2.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)  the representations and warranties contained in Section 5.01 of the Credit Agreement are true and correct in all material respects, as though made on and as of such date;

(B)   no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Default; and

(C)   the Debt to Equity Ratio shall be less than or equal to * to 1.00 after giving pro forma effect to the Proposed Borrowing.

Very truly yours,
[REQUESTING BORROWER]

By:
Name:
Title:

[2]	For Eurocurrency Loans only.

Form of Notice of Borrowing
*Material omitted and separately filed with the Commission under an application for confidential treatment.

EXHIBIT D

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the 364-Day Revolving Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively, as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[and is [not] a Defaulting Lender]

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]3]

[3]	Select as applicable.

Form of Assignment and Assumption

3.	Borrowers:	KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC

4.	Administrative Agent:	Mizuho Bank, Ltd., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
$750,000,000 364-Day Revolving Credit Agreement, dated as of June 28, 2018 among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC, KKR Corporate Lending (UK) LLC, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment	Outstanding Loans	CUSIP Number
$	$	%
$	$	%
$	$	%

[7.	Trade Date:	______________][4]

Assignment Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]5 Accepted:

MIZUHO BANK
LIMITED, as Administrative Agent

By:
Name:
Title:

[Consented to:]6

KKR CAPITAL MARKETS HOLDINGS L.P.

By:
Name:
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of KKR Capital Markets Holdings L.P. is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1

$750,000,000 364-DAY REVOLVING CREDIT AGREEMENT
DATED AS OF JUNE 28, 2018 AMONG
KKR CAPITAL MARKETS HOLDINGS L.P., KKR CORPORATE LENDING (CA) LLC,
KKR CORPORATE LENDING (TN) LLC, KKR CORPORATE LENDING (UK) LLC,
KKR CORPORATE LENDING LLC, THE LENDERS PARTY THERETO
AND MIZUHO BANK, LTD., AS ADMINISTRATIVE AGENT
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) is [not] a Defaulting Lender; and (b) except as provided for in clause (a) above, assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Assignment Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise

Form of Assignment and Assumption

such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Assignment Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Date and to the Assignee for amounts which have accrued from and after the Assignment Date.7 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Date to the Assignee.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[7]
The Administrative Agent should consider whether this method conforms to its systems.  In some circumstances, the following alternative language may be appropriate:  “From and after the Assignment Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Assignment Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Date or with respect to the making of this assignment directly between themselves.”

Form of Assignment and Assumption

EXHIBIT E-1

[FORM OF NON-U.S. LENDER TAX STATEMENT]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC, as Borrowers, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Non-U.S. Lender Tax Statement

EXHIBIT E-2

[FORM OF NON-U.S. PARTICIPANT TAX STATEMENT]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC, as Borrowers, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or w-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Non-U.S. Participant Tax Statement

EXHIBIT E-3

[FORM OF NON-U.S. PARTICIPANT TAX STATEMENT]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC, as Borrowers, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E  or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Form of Non-U.S. Participant Tax Statement

Name:
Title:

Date: ________ __, 20[  ]

Form of Non-U.S. Participant Tax Statement

EXHIBIT E-4

[FORM OF NON-U.S. LENDER TAX STATEMENT]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR Capital Markets Holdings L.P., KKR Corporate Lending LLC, KKR Corporate Lending (CA) LLC, KKR Corporate Lending (TN) LLC and KKR Corporate Lending (UK) LLC, as Borrowers, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Form of Non-U.S. Lender Tax Statement

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Non-U.S. Lender Tax Statement